Exhibit 10.28

                         MASTER RESTRUCTURING AGREEMENT

                                 BY AND BETWEEN

                        NIAGARA MOHAWK POWER CORPORATION

                                       AND

                           INDEPENDENT POWER PRODUCERS


                                 --------------

                                  JULY 9, 1997
                                 --------------

                         MASTER RESTRUCTURING AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page


RECITALS......................................................................1



1. DEFINITIONS................................................................1


2. RESTRUCTURING..............................................................8

   2.1. TERMINATING PPAS......................................................8
   2.2. AMENDED PPAS..........................................................9
   2.3. RESTATED CONTRACTS....................................................9
   2.4. FIXED PRICE SWAP CONTRACTS............................................9
   2.5. NORCON...............................................................10
   2.6. OXBOW................................................................10
   2.7. NEGOTIATIONS.........................................................11
   2.8. DELIVERY OF CONTRACTS TO ESCROW AGENT................................13
   2.9. CONTRACT ADJUSTMENT..................................................14

3. ALLOCABLE CONSIDERATION; SHORT-TERM NOTES; ALLOCATION.....................14

   3.1. ALLOCABLE CONSIDERATION..............................................15
   3.2. SHORT-TERM NOTES; ADDITIONAL CASH PAYMENT............................15
   3.3. DELIVERY OF ALLOCABLE CONSIDERATION, SHORT-TERM NOTES AND ADDITIONAL
        CASH PAYMENT TO DEPOSITARY...........................................15
   3.4. ALLOCATION...........................................................16
   3.5. NON-DILUTION.........................................................19
   3.6. PRIVATE PLACEMENT; REGISTRATION OF COMPANY SHARES....................20
   3.7. SHAREHOLDER'S AGREEMENT..............................................22
   3.8. BOARD OF DIRECTORS...................................................23

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................23

   4.1. ORGANIZATION; STANDING...............................................23
   4.2. EXECUTION; AUTHORITY; ENFORCEABILITY.................................23
   4.3. NO CONFLICTS.........................................................24
   4.4. LITIGATION...........................................................24
   4.5. CAPITALIZATION.......................................................24
   4.6. VALID ISSUANCE OF COMPANY SHARES.....................................25
   4.7. SEC REPORTS AND FINANCIAL STATEMENTS.................................25
   4.8. ABSENCE OF CERTAIN CHANGES OR EVENTS.................................26
   4.9. NMPC RESTRUCTURING...................................................26

5. REPRESENTATIONS AND WARRANTIES OF EACH IPP................................27

   5.1. ORGANIZATION; STANDING...............................................27
   5.2. EXECUTION; AUTHORITY; ENFORCEABILITY.................................27
   5.3. NO CONFLICTS.........................................................27
   5.4. LITIGATION...........................................................27
   5.5. CERTAIN TRANSFERS....................................................28
   5.6. ACQUISITION OF COMPANY SHARES........................................28
   5.7. FORM OF ALLOCATION, CONTRACTS ALLOCATION.............................29

6. CONDUCT AND TRANSACTIONS PRIOR TO THE CONSUMMATION DATE...................29

   6.1. DEBT SECURITIES......................................................29
   6.2. SALE/LEASEBACK; TAX-FREE EXCHANGES...................................30
   6.3. PROXY STATEMENT......................................................31
   6.4. NMPC RESTRUCTURING...................................................31
   6.5. HART-SCOTT-RODINO ACT NOTIFICATION...................................32
   6.6. REGULATORY APPROVALS.................................................33
   6.7. COOPERATION WITH RESPECT TO REGULATORY APPROVALS.....................34
   6.8. COOPERATION WITH RESPECT TO IPP/THIRD PARTY CONSENTS AND
             NMPC/THIRD PARTY RELEASES.......................................35
   6.9. PERFORMANCE UNDER EXISTING PPAS......................................36
   6.10. STAY OF LITIGATION..................................................37
   6.11. CONDUCT OF BUSINESS.................................................39
   6.12. PUBLIC DISCLOSURE...................................................39
   6.13. FURTHER ASSURANCES..................................................40
   6.14. NO ACCUMULATION.....................................................40
   6.15. TAX RULINGS.........................................................40

7. INTENTIONALLY LEFT BLANK..................................................41


8. CONDITIONS TO EACH IPP'S OBLIGATIONS ON THE CONSUMMATION DATE.............41

   8.1. REPRESENTATIONS AND WARRANTIES.......................................41
   8.2. PERFORMANCE..........................................................41
   8.3. REPRESENTATION LETTER; SECRETARY'S CERTIFICATE; OPINION OF
         THE COMPANY'S COUNSEL...............................................41
   8.4. REGULATORY APPROVALS.................................................41
   8.5. NO INJUNCTION, ACTION OR PROCEEDING..................................42
   8.6. NO MATERIAL ADVERSE EVENT............................................42
   8.7. CONTRACTS............................................................42
   8.8. GENERAL RELEASE; WITHDRAWAL OF LITIGATION............................42
   8.9. INTENTIONALLY LEFT BLANK.............................................43
   8.10. THIRD PARTY CONTRACTS; IPP APPROVALS................................43
   8.11. GAS MITIGATION......................................................44
   8.12. REGISTRATION OF COMPANY SHARES......................................44
   8.13. PAYMENT OF FEES.....................................................44

9. CONDITIONS TO THE COMPANY'S OBLIGATIONS ON THE CONSUMMATION DATE..........44

   9.1. REPRESENTATIONS AND WARRANTIES.......................................45
   9.2. PERFORMANCE..........................................................45
   9.3. REPRESENTATION LETTER; SECRETARY'S CERTIFICATE; OPINION OF
        IPP'S COUNSEL........................................................45
   9.4. REGULATORY APPROVALS.................................................45
   9.5. NO INJUNCTION, ACTION OR PROCEEDING..................................45
   9.6. CONTRACTS............................................................46
   9.7. NMPC/THIRD PARTY CONSENTS AND NMPC/THIRD PARTY RELEASES..............46
   9.8. GENERAL RELEASE; WITHDRAWAL OF LITIGATION............................46
   9.9. BOARD AND SHAREHOLDER APPROVALS......................................47
   9.10. NMPC FINANCING......................................................47

10. SATISFACTION OF CONDITIONS; CONSUMMATION.................................47

   10.1. NOTICE OF SATISFACTION OR WAIVER OF CONDITIONS......................47
   10.2. CONSUMMATION DATE...................................................49
   10.3. DELIVERIES BY THE COMPANY...........................................49
   10.4. DELIVERIES BY THE IPPS..............................................50

   10.5. DELIVERIES BY THE DEPOSITARY AND THE ESCROW AGENT...................50

11. REGULATORY AND OTHER MATTERS.............................................50

   11.1. MAINTENANCE OF QF STATUS............................................50
   11.2. COMPETITIVE TRANSITION CHARGE; RETAIL BYPASS........................51
   11.3. CONSISTENT TAX REPORTING............................................52

12. TERMINATION OF AGREEMENT.................................................52

   12.1. EVENTS OF TERMINATION OF THE AGREEMENT IN ITS ENTIRETY..............53
   12.2. EVENTS OF TERMINATION WITH RESPECT TO ONE OR MORE OF THE IPPS.......54
   12.3. EXPIRATION..........................................................55
   12.4. EFFECT OF TERMINATION...............................................56
   12.5. EFFECT ON EXISTING PPAS.............................................57
   12.6. BANKRUPTCY TERMINATION..............................................58

13. NOTICES..................................................................58


14. MISCELLANEOUS............................................................60
   14.1. ENTIRE AGREEMENT....................................................60
   14.2. AMENDMENTS AND WAIVERS..............................................60
   14.3. SUCCESSORS AND ASSIGNS..............................................60
   14.4. GOVERNING LAW.......................................................60
   14.5. SEVERABILITY........................................................61
   14.6. CAPTIONS............................................................61
   14.7. COUNTERPARTS........................................................61
   14.8. FEES................................................................61
   14.9. EXPENSES............................................................62
   14.10. ATTORNEYS' FEES....................................................62
   14.11. REMEDIES...........................................................62
   14.12. SURVIVAL...........................................................62
   14.13. SEVERAL OBLIGATIONS................................................63
   14.14. CONFIDENTIALITY....................................................63
   14.15. NO PREJUDICE.......................................................65


SCHEDULES
SCHEDULE A     NAMES AND NOTICE ADDRESSES OF IPPS
SCHEDULE 2.1   EXISTING PPAS TO BE TERMINATED PURSUANT TO SECTION 2.1
SCHEDULE 2.2   EXISTING PPA TO BE AMENDED PURSUANT TO SECTION 2.2
SCHEDULE 2.3   EXISTING PPAS TO BE AMENDED AND/OR RESTATED PURSUANT TO
               SECTION 2.3
SCHEDULE 3.5   CERTAIN EXCLUSIONS FROM ANTI-DILUTION PROVISIONS
SCHEDULE 3.7   IPP SPONSOR ENTITIES TO ENTER INTO SHAREHOLDER'S AGREEMENT
SCHEDULE 4.5   NMPC CAPITALIZATION
SCHEDULE 4.8   CERTAIN CHANGES OR EVENTS
SCHEDULE 5.4   CERTAIN DISCLOSED LITIGATION
SCHEDULE 6.6C  MATTERS TO BE INCLUDED IN PSC APPROVAL
SCHEDULE 6.10A LITIGATION AND REGULATORY PROCEEDINGS TO BE STAYED BY THE PARTIES
SCHEDULE 6.10B CERTAIN LITIGATION AND REGULATORY PROCEEDINGS
               (INVOLVING 6-CENT ISSUES)
SCHEDULE 6.11  CERTAIN PERMITTED CONDUCT
SCHEDULE 8.8   LITIGATION AND PROCEEDINGS TO BE WITHDRAWN BY THE PARTIES
SCHEDULE 9.10  NMPC FINANCING

EXHIBITS
EXHIBIT A      TERMS AND CONDITIONS OF AMENDED PPA AND RESTATED CONTRACTS
EXHIBIT 2.1    FORM OF TERMINATION AGREEMENT
EXHIBIT 3.6    FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT 3.7    FORM OF SHAREHOLDER'S AGREEMENT
EXHIBIT 5.7    BLANK FORMS OF ALLOCATION, CONTRACTS ALLOCATION AND CONTRACT
               ADJUSTMENT ALLOCATION
EXHIBIT 8.3A   FORM OF NMPC REPRESENTATION LETTER
EXHIBIT 8.3C   FORM OF OPINION OF NMPC'S COUNSEL
EXHIBIT 9.3A   FORM OF IPP REPRESENTATION LETTER
EXHIBIT 9.3C   FORM OF OPINION OF IPP'S COUNSEL
EXHIBIT 14.14  FORM OF THIRD PARTY NON-DISCLOSURE AGREEMENT

                         MASTER RESTRUCTURING AGREEMENT

         THIS MASTER RESTRUCTURING AGREEMENT is entered into on July 9, 1997 (the "Agreement") by and between NIAGARA MOHAWK POWER CORPORATION, a New York corporation ("NMPC" or the "Company"), and the several independent power producers identified as such on the signature pages and on Schedule A hereto (the "Independent Power Producers" or "IPPs").

                                    RECITALS

    (A) The Company, among other things, is a regulated utility engaged in the business of generating, transmitting and distributing electric power to customers in the State of New York;

    (B) The Independent Power Producers are owners and operators of co-generation and small power production facilities;

    (C) The Company previously has entered into twenty-nine (29) separate power purchase agreements with the IPPs (referred to herein as "Existing PPAs");

    (D) The Company has offered to amend, amend and restate or terminate the Existing PPAs, upon and subject to the terms and conditions contained herein; and

    (E) The IPPs are not willing to amend, amend and restate or terminate each of the Existing PPAs, except upon and subject to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

         1. DEFINITIONS

         For purposes of this Agreement (including any Exhibit or Schedule hereto, unless otherwise defined therein), the terms set forth below shall have the following meanings:

         "Additional Cash Payment" shall have the meaning set forth in Section 3.2.

         "Affiliate" shall mean, with respect to any Party, any other person or entity which controls, is controlled by, or is under common control with, such Party, wherein the term "control" shall mean the power to direct the management and policies by or of such Party through ownership of voting securities, by contract or otherwise.

         "Affiliate IPPs" shall mean, with respect to any IPP, any other IPP which is an Affiliate of such IPP.

         "Agreement" or "Master Restructuring Agreement" shall mean this Master Restructuring Agreement, including the Exhibits and Schedules hereto, as amended and in effect from time to time.

         "Allocable Consideration" shall have the meaning set forth in Section 3.1.

         "Allocation" shall have the meaning set forth in Section 3.4.

         "Amended PPA" shall have the meaning set forth in Section 2.2.

         "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

         "Base Share Price" shall have the meaning set forth in Section 3.5(a).

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized or required to be closed.

         "Cash Payment" shall have the meaning set forth in Section 3.1(a).

         "Class A PPAs" shall mean those Existing PPAs with respect to which an IPP will receive a portion of the Allocable Consideration, but not the Amended PPA or a Restated Contract.

         "Class B PPAs" shall mean those Existing PPAs with respect to which an IPP will receive a Restated Contract(s) (but not the Amended PPA), whether or not such IPP will receive a portion of the Allocable Consideration.

         "Class D PPA" shall mean the Existing PPA with respect to which the IPP party thereto will receive a portion of the Allocable Consideration and will receive the Amended PPA.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Stock" shall mean the Company's common stock, $1.00 par value per share.

         "Company" or "NMPC" shall mean Niagara Mohawk Power Corporation, a New York corporation.

         "Company Shares" shall have the meaning set forth in Section 3.1(b).

         "Competitive Transition Charge" shall mean a charge, however designated, for recovery of strandable costs.

         "Conditions Determination Date" shall mean the date which is the later to occur of (i) December 1, 1997 and (ii) ninety (90) days after the PSC Approval Date, except as otherwise provided in Section 2.7(b).

         "Consummation" shall have the meaning set forth in Section 10.2.

         "Consummation Date" shall have the meaning set forth in Section 10.2.

         "Contract Adjustment" shall have the meaning set forth in Section 2.9.

         "Contract Adjustment Allocation" shall have the meaning set forth in
Section 3.4(a).

         "Contract Year" shall have the meaning set forth in Exhibit A.

         "Contracts" shall have the meaning set forth in Section 2.8.

         "Contracts Allocation" shall have the meaning set forth in Section 3.4(a).

         "Curtailment" shall mean any curtailment of electricity under the provisions of 18 C.F.R. ss. 292.304(f) (1997), or any subsequent or similar rule or regulation adopted by the PSC or the FERC, or any rule or order of the PSC, the FERC, or any other Governmental Authority interpreting or applying those provisions or authorizing the Company to reserve any rights under those provisions.

         "Debt Registration Statement" shall have the meaning set forth in
Section 6.1(b).

         "Debt Securities" shall have the meaning set forth in Section 6.1.

         "Deposit Agreement" shall have the meaning set forth in Section 3.3.

         "Depositary" shall mean such bank or trust company as may be selected by the Parties to act as the Depositary hereunder.

         "DLJ" shall mean Donaldson, Lufkin & Jenrette Securities Corporation.

         "DRIP Plan" shall mean the Company's Dividend Reinvestment and Stock Purchase Plan.

         "Effective Time" shall mean 11:59:59 p.m. on the Consummation Date.

         "Escrow Agent" shall mean Akin, Gump, Strauss, Hauer & Feld, L.L.P.

         "Escrow Agreement" shall have the meaning set forth in Section 2.8.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Existing PPAs" shall mean those power purchase agreements in effect as of the date of this Agreement between the Company and the several IPPs, as listed on Schedules 2.1, 2.2 and 2.3 hereto.

         "Expiration Date" shall mean April 1, 1998, except as otherwise provided in Sections 2.7(b) and 12.3(b).

         "EWG" shall have the meaning set forth in Section 11.1(b).

         "FERC" shall mean the Federal Energy Regulatory Commission.

         "Fixed Price Swap Contracts" shall have the meaning set forth in
Section 2.4.

         "Gas IPPs" shall mean those IPPs which produce power using primarily natural gas.

         "Gas Mitigation Third Party" shall mean a natural gas supplier or natural gas transporter with whom any Gas IPP has a contract or agreement as of the date of this Agreement and any counterparty under any hedging or other financial instrument existing as of the date of this Agreement with respect to the supply or transportation of natural gas under any such contract or agreement, with respect to which any Gas IPP desires that its obligations thereunder be released, satisfied or amended in connection with the transactions contemplated by this Agreement.

         "Governmental Authority" shall mean any federal, state, municipal or local governmental authority, department, commission, board, agency, body or official, whether executive, legislative, administrative, regulatory or judicial, including but not limited to the FERC and the PSC.

         "Hart-Scott-Rodino Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Independent Power Producers" or "IPPs" shall mean the several independent power producers identified as such on the signature pages and on Schedule A hereto. If this Agreement shall be terminated in accordance with the terms hereof with respect to one or more but less than all of the IPPs, then, except with respect to any provisions hereof which expressly or by their terms survive any termination of this Agreement, upon any such termination such terminated IPP shall cease to be an "IPP" for purposes of this Agreement.

         "Indexed Swap Contracts" shall have the meaning set forth in Exhibit A.

         "IPP Approval" shall have the meaning set forth in Section 8.10.

         "IPP Regulatory Approval" shall have the meaning set forth in Section 6.6(b).

         "IPP Representatives" shall mean WP&Co., the IPPs' Special Counsel and the IPPs' Local Regulatory Counsel.

         "IPP Status Notice" shall have the meaning set forth in Section
10.1(c).

         "IPP/Third Party Consent" shall have the meaning set forth in Section 8.10.

         "IPPs' Local Regulatory Counsel" shall mean Read and Laniado, LLP.

         "IPPs' Local Regulatory Counsel Fee Letter" shall have the meaning set forth in Section 14.9.

         "IPPs' Special Counsel" shall mean Akin, Gump, Strauss, Hauer & Feld, L.L.P.

         "IPPs' Special Counsel Fee Letter" shall have the meaning set forth in
Section 14.9.

         "Material Adverse Effect" shall mean, with respect to any Party, either
(i) a material and adverse effect on the business, properties, operations or condition (financial or otherwise) of such Party and its subsidiaries, taken as a whole, or (ii) a material and adverse effect on such Party's ability to enter into and perform its obligations under this Agreement or any other agreements to be executed by such Party pursuant hereto.

         "NMPC Regulatory Approval" shall have the meaning set forth in Section 6.6(a).

         "NMPC Restructuring" shall have the meaning set forth in Section 6.4.

         "NMPC Status Notice" shall have the meaning set forth in Section
10.1(b).

         "NMPC/Third Party Agreement" shall have the meaning set forth in
Section 6.8(b).

         "NMPC/Third Party Consent" shall have the meaning set forth in Section 4.2.

         "NMPC/Third Party Release" shall have the meaning set forth in Section 6.8(b).

         "NorCon" shall mean NorCon Power Partners, L.P.

         "NorCon Agreement" shall have the meaning set forth in Section 2.5.

         "NYPSL" shall mean the New York Public Service Law, as amended.

         "NYSE" shall mean the New York Stock Exchange.

         "Oxbow" shall mean Oxbow Power of North Tonawanda, New York, Inc.

         "Oxbow Agreement" shall have the meaning set forth in Section 2.6.

         "Party(ies)" shall mean the Company and the several IPPs. If this Agreement shall be terminated in accordance with the terms hereof with respect to one or more but less than all of the IPPs, then, except with respect to any provisions hereof which expressly survive any termination of this Agreement, upon any such termination such terminated IPP shall cease to be a "Party" hereunder.

         "Power Put Contract" shall have the meaning set forth in Exhibit A.

         "Project" shall mean each IPP's generation and production facilities, including the property, plant and equipment and associated real property and fixtures.

         "Proxy Statement" shall have the meaning set forth in Section 6.3.

         "PSC" shall mean the New York State Public Service Commission.

         "PSC Approval" shall have the meaning set forth in Section 6.6(c).

         "PSC Approval Date" shall mean the date on which the PSC issues the order containing the PSC Approval.

         "Public Offering" shall have the meaning set forth in Section 6.1.

         "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended.

         "PURPA" shall mean the Public Utility Regulatory Policies Act of 1978, as amended.

         "QF" shall have the meaning set forth in Section 11.1.

         "QF Monitoring Program" shall mean any program of the Company, whether authorized, implemented or proposed, designed to monitor any IPP's status under PURPA as a qualifying cogeneration or small power production facility or under NYPSL as a co-generation facility, including any right to demand or receive information from any IPP, third party or Governmental Authority.

         "Reasonable Best Efforts" shall mean, with respect to any Party, such Party's diligent pursuance of the course of action or result stated as determined by such Party itself in good faith, but shall not require such Party to pay any sum or other consideration or incur or assume any liability or obligation that is not otherwise expressly required to be paid, incurred or assumed pursuant to this Agreement, excluding (i) normal and customary incidental out-of-pocket costs and expenses and (ii) attorneys' fees (except, with respect to any IPP, attorneys' fees required to be paid by the Company pursuant to the IPPs' Special Counsel Fee Letter or the IPPs' Local Regulatory Counsel Fee Letter).

         "Registration Rights Agreement" shall have the meaning set forth in
Section 3.6(b).

         "Regulatory Approvals" shall mean the PSC Approval and all other consents, approvals, qualifications, orders, authorizations, extensions, waivers, exemptions and other actions or inactions of the FERC, the PSC or any other Governmental Authority (including expirations of applicable waiting periods under the Hart-Scott-Rodino Act) as may be required by applicable law or desired by any Party with respect to this Agreement and the consummation of this Agreement and the transactions contemplated hereunder, including but not limited to the execution, delivery and performance of the Contracts. For purposes hereof "Regulatory Approvals" shall not include any SEC approvals which may be required in connection with the Shelf Registration Statement, Debt Registration Statement or Proxy Statement.

         "Restated Contract" shall have the meaning set forth in Exhibit A.

         "Restructuring" shall have the meaning set forth in Section 2.

         "SEC" shall mean the Securities and Exchange Commission.

         "SEC Reports" shall mean (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-KA filed with the SEC on May 1, 1997, (ii) the Company's Current Report on Form 8-K dated March 10, 1997, (iii) the Company's Proxy Statement filed with the SEC on April 7, 1997, (iv) the Company's Form U-3A-2 filed pursuant to PUHCA on April 2, 1997, (v) the Company's

Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, and
(vi) all subsequent filings, up to the Consummation Date, required to be made by the Company under the Exchange Act or any other securities laws applicable to the Company.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Scheduled Date" shall have the meaning set forth in Section 10.2.

         "Shareholders Agreement" shall have the meaning set forth in Section
3.7.

         "Shelf Registration Statement" shall have the meaning set forth in
Section 3.6.

         "Short-Term Notes" shall have the meaning set forth in Section 3.2.

         "Solid Fuel IPPs" shall mean those IPPs which produce power using primarily coal or waste fuels.

         "Terminating PPAs" shall have the meaning set forth in Section 2.1.

         "Termination Agreement" shall have the meaning set forth in Section
2.1.

         "Underwriters" shall have the meaning set forth in Section 6.1(c).

         "WP&Co." shall mean Wasserstein Perella & Co., Inc.

         "WP&Co. Fee Letter" shall have the meaning set forth in Section 14.8.


         2. RESTRUCTURING

         Subject to the terms and conditions of this Agreement, effective as of the Consummation Date, the Parties shall enter into the following transactions (referred to herein collectively as the "Restructuring"):

         2.1. Terminating PPAs. The Company and each IPP which is a party to an Existing PPA listed on Schedule 2.1 hereto (a "Terminating PPA") shall enter into an agreement, substantially in the form annexed as Exhibit 2.1 (a "Termination Agreement"), pursuant to which, effective as of the Effective Time, all rights, duties and obligations of the Company and such IPP under each such Terminating PPA and under any associated gas transportation and peak shaving agreement and, if the IPP so elects, interconnection agreement and existing interconnection arrangements, between the Company (or any Affiliate of the Company) and such IPP shall be terminated, released and discharged, and containing such other terms and conditions as the Company and each such IPP may mutually agree.

         2.2. Amended PPAs. The Company and the IPP which is a party to the Existing PPA listed on Schedule 2.2 hereto shall enter into an amendment to such Existing PPA (the "Amended PPA"), as described in Exhibit A hereto, including the related Attachments to Exhibit A, effective as of the Effective Time.

         2.3. Restated Contracts. The Company and each IPP which is a party to an Existing PPA listed on Schedule 2.3 hereto shall conduct good faith negotiations and use their Reasonable Best Efforts to enter into a Restated Contract, as defined in Exhibit A hereto. Each Restated Contract shall be an amendment and/or restatement of each such Existing PPA, shall be dated as of the date of each such Existing PPA and the terms of such amendment and/or restatement shall be effective as of the Effective Time. As a part of such process, the IPPs which are parties to the Existing PPAs listed on Schedule 2.3 hereto shall use their Reasonable Best Efforts to enter into Restated Contracts which will include option provisions with respect to an aggregate of 500 GWh of electricity per annum over a term of up to six Contract Years for periods within each year that are mutually agreed upon; provided such option provisions include a term, periods, contract quantities, contract prices and other terms and conditions which are acceptable to the applicable IPP, and provided, further, that no IPP will be obligated to include such option provisions if such provisions, in such IPP's judgment, are not economically neutral in comparison to the Contract Allocation of such applicable IPP before giving effect to such option provisions. With respect to each IPP entering into a Restated Contract, as applicable, (a) the Company shall continue to provide local gas transportation under its existing agreements with such IPP (and, if requested by such IPP, the Company shall conduct good faith negotiations concerning the amendment of such gas transportation agreements, and, if requested by the Company, the IPP shall conduct good faith negotiations to amend such existing agreements to insure that the Company has a reasonable ability to interrupt such transportation due to system emergencies), (b) peak shaving obligations on the part of such IPP shall be eliminated, effective as of the Consummation Date, without penalty to the IPP or compensation to the Company and without reducing the value of the Allocable Consideration or in any way affecting the Restated Contracts, (c) minimum take and demand charges in existing gas transportation agreements between the Company and such IPP shall remain in full force and effect (subject to the good faith negotiations described in clause (a) above) and (d) if such IPP has eliminated its peak shaving arrangements with the Company and will have gas supply and transportation arrangements after the Consummation Date, it shall use Reasonable Best Efforts to assist the Company to arrange for replacement of peak shaving services.

         2.4. Fixed Price Swap Contracts. The Company also shall execute and deliver to the Escrow Agent, for the benefit of and at the direction of all of the IPPs or their respective designees, a series of Fixed Price Swap Contracts as defined in and in accordance with the terms and conditions set forth in Exhibit A hereto, including the related Attachments to Exhibit A (the "Fixed Price Swap Contracts"). The Fixed Price Swap Contracts shall be in such denominations and with such counterparties as the IPPs shall designate to the Company not later than eight (8) Business Days prior to the Consummation Date, provided that each such counterparty shall (i) be an IPP, (ii) be a Gas Mitigation Third Party or
(iii) meet the requirements for an "Approved Assignee" (as such term is defined in Section 2 of the termsheet attached as Attachment A-11 to Exhibit A) of an IPP or a Gas Mitigation Third Party.

2.5. NorCon. The Company and NorCon shall conduct separate good faith negotiations to enter into an agreement (the "NorCon Agreement") regarding the amendment, amendment and restatement, other restructuring or termination of NorCon's Existing PPA. The Company and NorCon agree to commence such negotiations, at a mutually agreeable location(s), promptly following the date of this Agreement and to meet not less frequently than weekly during the first month following the date of this Agreement and thereafter as the Company and NorCon may mutually agree. Although there is no obligation on the Company's part to agree to any further consideration to NorCon, should the Company and NorCon mutually so determine, NorCon may receive consideration pursuant to the NorCon Agreement which is in addition to the portion of the Allocable Consideration and the Restated Contracts allocated to NorCon in the Allocation (the "NorCon Allocation"). Any such additional consideration shall not affect the Allocation, increase or reduce the Allocable Consideration payable to any other IPP (i.e., the Allocable Consideration less the NorCon Allocation), nor in any way affect the Short-Term Notes or Additional Cash Payment, as applicable, or the terms of the Amended PPAs or Restated Contracts to be received by any other IPP or the Fixed Price Swap Contracts. In the event that the Company and NorCon should agree that NorCon's Existing PPA shall be a Terminating PPA, then the contract quantity and the installed capacity under the Restated Contracts each shall be reduced by the contract quantity and the installed capacity under the Restated Contracts allocated to NorCon pursuant to the original Allocation, and the aggregate contract adjustment identified on Attachment A-3 to Exhibit A shall be reduced by the portion of the Contract Adjustment allocated to NorCon pursuant to the original Allocation, if any, and in such event such reduction shall not affect the terms and conditions, including contract price, of any of the Restated Contracts to be entered into by any other IPPs. In the event the Company and NorCon are unable to agree in writing on the additional consideration, if any, to be received by NorCon within seventy-five (75) days after the date of this Agreement (which date may be extended with the mutual agreement of the Company and NorCon), then (i) this Agreement shall terminate with respect to NorCon, with the effect described in Section 12.4(b), and except as otherwise provided in Section 6.9(d), and (ii) the provisions of Section 12.5 shall apply with respect to NorCon's Existing PPA.

         2.6. Oxbow. The Company and Oxbow shall conduct separate good faith negotiations to enter into an agreement (the "Oxbow Agreement") regarding the termination of Oxbow's Existing PPA pursuant to Section 2.1. Although there is no obligation on the Company's part to agree to modify the form of consideration to Oxbow, should the Company and Oxbow mutually so determine, Oxbow may receive consideration pursuant to the Oxbow Agreement which is in lieu of the portion of the Restated Contracts allocated to Oxbow in the Allocation (the "Oxbow Allocation"). Any such substitute consideration shall not affect the Allocation, increase or reduce the Allocable Consideration payable to any other IPP (i.e., the Allocable Consideration less the Oxbow Allocation), nor in any way affect the Short-Term Notes or Additional Cash Payment, as applicable, or the terms of the Amended PPAs or Restated Contracts to be received by any other IPP or the Fixed Price Swap Contracts. In the event that the Company and Oxbow should agree that Oxbow's Existing PPA shall be a Terminating PPA, then the contract quantity and the installed capacity under the Restated Contracts shall be reduced by of the contract quantity and the installed capacity under the Restated Contracts allocated to Oxbow pursuant to the original Allocation, and the aggregate contract adjustment identified on Attachment A-3 to Exhibit A shall be reduced by the portion of the Contract Adjustment allocated to Oxbow pursuant to the original Allocation, if any, and in such event such reduction shall not affect the terms and conditions, including contract price, of any of the Restated Contracts to be entered into by any other IPPs. In the event the Company and Oxbow are unable to conclude negotiations and agree on the substitute consideration, if any, to be received by Oxbow within seventy-five (75) days after the date of this Agreement (which date may be extended with the mutual agreement of the Company and Oxbow), then (i) this Agreement shall terminate with respect to Oxbow, with the effect described in Section 12.4(b) and (ii) the provisions of Section 12.5 shall apply with respect to Oxbow's Existing PPA. Oxbow agrees to provide its Contracts Allocation to the Company within fifteen
(15) days after the date of this Agreement.

         2.7. Negotiations.

(a) All negotiations to be conducted by the Company and any IPP pursuant to this
Article 2 shall be commenced not later than immediately following the PSC Approval Date. Notwithstanding the foregoing, any IPP may elect in its sole discretion to commence its own negotiations with the Company prior to the PSC Approval Date. If an IPP so elects, the dates for the negotiation meetings shall be scheduled by the Company and such IPP within seven (7) days after the date of such request. If an IPP makes a request therefor, a representative of DLJ and/or a representative of WP&Co. shall attend and participate in any or all negotiations between the Company and such IPP. If the Company and any IPP shall conclude negotiations and agree on a final form of the respective Termination Agreement, Amended PPA, Restated Contract(s), NorCon Agreement or Oxbow Agreement, as the case may be, then the Company and such IPP shall each initial and exchange counterparts of such final form and give notice thereof to the IPPs' Special Counsel, but no Party shall be bound thereto or obligated thereby except as provided in Section 2.8. In addition, the Company and a committee of IPPs designated by notice to the Company within fourteen (14) days after the date of this Agreement shall use Reasonable Best Efforts to commence and conclude negotiations and agree on a final form of the Fixed Price Swap Contracts as promptly as possible, and the Company and the chairman of such committee of IPPs shall initial such final form to indicate that such form has been agreed upon by the Company and on behalf of all IPPs and shall give notice thereof to the IPPs' Special Counsel on or before the Conditions Determination Date, but no Party shall be bound thereto or obligated thereby except with respect to the Company as provided in Section 2.8.

         (b) If the Company and any IPP shall not have sooner agreed on the final form of their respective Contract(s) (excluding for these purposes the Fixed Price Swap Contracts and, if this Agreement is terminated with respect to NorCon or Oxbow pursuant to Sections 2.5 or 2.6, respectively, the NorCon Agreement and Oxbow Agreement, respectively), the Company shall give all IPPs notice of such fact (including the identity of the IPPs which have not agreed on the final form of their respective Contract(s)) not later than the date which is ten (10) Business Days prior to the Conditions Determination Date (a "Company Notice"). The Company Notice shall include the Company's determination of whether (x) the Company intends to terminate this Agreement pursuant to Section 12.1(d) in the event the Company and all such IPPs identified in such notice are unable to agree on the final form of their respective Contract(s) on or before the Conditions Determination Date, (y) the Company is willing to consummate the transactions contemplated hereby (subject to the other conditions to the Company's obligations contained in this Agreement) without the inclusion of those IPPs which are unable to agree on the final form of their respective Contract(s) on or before the Conditions Determination Date, or (z) the Company elects to extend the Conditions Determination Date and the Expiration Date for a period of thirty (30) days.

               (i) If the Company shall notify the IPPs that it will terminate this Agreement pursuant to Section 12.1(d) on the Conditions Determination Date in the event the Company and all such IPPs identified in such notice are unable to agree on the final form of their respective Contract(s) on or before the Conditions Determination Date (a "sub-clause (x) notice") and the Company and all such IPPs identified in such notice are unable to agree on the final form of their respective Contract(s) on or before the Conditions Determination Date, then this Agreement shall terminate in its entirety on the Conditions Determination Date pursuant to Section 12.1(d). If the Company shall notify the IPPs that it is willing to consummate the transactions contemplated hereby (subject to the other conditions to the Company's obligations contained in this Agreement) without the inclusion of those IPPs which have not agreed on the final form of their respective Contract(s) as of the date of such notice (a "sub-clause (y) notice"), then the provisions of clause (ii) below shall be applicable. If the Company elects to extend the Conditions Determination Date and the Expiration Date for a period of thirty (30) days (a "subclause (z) notice"), or if the IPPs shall elect to extend the

          Conditions Determination Date and the Expiration Date pursuant to clause (ii) below, then not later than ten (10) Business Days prior to the extended Conditions Determination Date the Company shall give all IPPs a further Company Notice pursuant to sub-clause (x), (y) or (z) above, provided that the Company's right to extend the Conditions Determination Date pursuant to a sub-clause (z) notice shall be limited such that the aggregate number of days by which the Conditions Determination Date and the Expiration Date may be extended by the Company pursuant to sub-clause (z) and by the IPPs pursuant to clause
          (ii) below shall be sixty (60) days (the "maximum extension period"). Notwithstanding the foregoing, if the Company shall give a sub-clause
          (x) notice and prior to the Conditions Determination Date the Company shall notify the IPPs that it has agreed on the final form of their respective Contract(s) with one or more of the IPPs with which it previously was unable to agree, then the Company shall have the right to convert its sub-clause (x) notice to either a subclause (y) notice or a sub-clause (z) notice; in the event the Company gives a subclause
          (y) notice pursuant to this sentence, the Conditions Determination Date automatically shall be extended until the fifth (5th) Business Day following the giving of such notice, subject to further extension pursuant to clause (ii) below (and, further, in such event, the 60-day maximum extension period described above shall be increased by any such five (5) Business Day Period).

               (ii) If the Company shall at any time give the IPPs a sub-clause
          (y) notice pursuant to this Section 2.7(b) that it is willing to proceed to consummate the transactions contemplated hereby (subject to the other conditions to the Company's obligations contained in this Agreement) without the inclusion of those IPPs which are unable to agree on the final form of their respective Contract(s) if such IPPs have not agreed on the final form of their respective Contract(s) on or before the Conditions Determination Date, as the same may be extended from time to time pursuant to clause (i) above, then, within five (5) Business Days following the receipt of such notice, all IPPs shall determine whether the IPPs desire to extend for a period of thirty (30) days (subject to the maximum extension period) the Conditions Determination Date and the Expiration Date. If eighty percent (80%) of the IPPs do not so elect to extend the Conditions Determination Date and the Expiration Date pursuant to this Section 2.7(b)(ii) on or before ten (10) Business Days after receipt of the Company's sub-clause (y) notice (or if no such extension may be elected because of the maximum extension period), then this Agreement shall terminate on the Conditions Determination Date with respect to any IPPs identified in such notice which are unable to agree on the final form of their respective Contract(s) on or before the Conditions Determination Date.

          2.8. Delivery of Contracts to Escrow Agent. On the Conditions Determination Date, the Company and each IPP shall execute the agreed final form of the respective

Termination Agreement, Amended PPA, Restated Contract(s), NorCon Agreement or Oxbow Agreement, as the case may be, and the Company shall execute the Fixed Price Swap Contracts (all such agreements and contracts, collectively, the "Contracts"), and the parties thereto shall deliver all executed counterparts of the Contracts to the Escrow Agent. Once delivered to the Escrow Agent, the Contracts may not thereafter be amended, except by a written amendment executed by the parties thereto and deposited with the Escrow Agent. The delivery of the Contracts to the Escrow Agent shall be irrevocable, subject only to the satisfaction or waiver of the conditions set forth in Sections 8 and 9 hereof in accordance with the terms thereof, and to the provisions of Section 12.4. Upon the satisfaction or waiver of such conditions, on the Consummation Date, the Escrow Agent shall be authorized and instructed to deliver counterparts of the Contracts to each of the respective parties thereto, whereupon the Contracts (subject to any conditions as may be contained therein) shall be in full force and effect as of the Effective Time. Upon any termination of this Agreement in its entirety in accordance with the terms hereof, or any termination of this Agreement with respect to any individual IPP(s) in accordance with the terms hereof, any Contracts theretofore delivered to the Escrow Agent by any of the Parties, or by the Company and any terminated IPP(s), as the case may be, shall be void ab initio and shall be destroyed by the Escrow Agent. Each of the Parties agrees to execute and deliver, as promptly as possible following the date of this Agreement, such escrow agreement as may be reasonably requested by the Escrow Agent or any other Party hereto setting forth the rights and obligations of the Parties and the Escrow Agent, consistent with the terms and conditions of this Agreement, with respect to the Contracts to be delivered to the Escrow Agent pursuant to this Section 2.8, and the agreements and other documents to be delivered to the Escrow Agent pursuant to Sections 10.3 and 10.4 (the "Escrow Agreement"). The Escrow Agreement shall contain customary provisions, including customary exculpatory and indemnification provisions in favor of the Escrow Agent.

         2.9. Contract Adjustment. Not later than thirty (30) days prior to the anticipated Conditions Determination Date, the IPPs shall demonstrate to the Company that the annual aggregate Contract Adjustment set forth on Attachment A-3 to Exhibit A ("Contract Adjustment"), as the same may be adjusted pursuant to Sections 2.5, 2.6, 2.7 or 12.4(b), will be realized by the Company upon the consummation of the transactions contemplated hereby, whether by reduction of the aggregate contract price under the Restated Contracts or Fixed Price Swap Contracts, by reduction of the Allocable Consideration, Short-Term Notes or Additional Cash Payment (as applicable), or any combination thereof, or, if mutually agreed to by the Parties, in any other manner.

         3. ALLOCABLE CONSIDERATION; SHORT-TERM NOTES; ALLOCATION

         3.1. Allocable Consideration. The Company shall, on the Consummation Date, pay and/or deliver to the Depositary on behalf of the IPPs or their respective designees, the following (referred to herein as the "Allocable Consideration"):

              (a) Three billion five hundred fifty-five million dollars ($3,555,000,000) in immediately available funds (the "Cash Payment"); and

              (b) Forty-six million (46,000,000) newly-issued, fully-paid and nonassessable shares ("Company Shares") of Common Stock of the Company, which number of Company Shares shall be subject to adjustment in accordance with
Section 3.5 hereof.

         3.2. Short-Term Notes; Additional Cash Payment. The Company, on the Consummation Date, shall also deliver to the Depositary, for the benefit of and at the direction of all of the IPPs or their respective designees, either, at the Company's option, (i) note obligations issued by the Company in the aggregate principal amount of fifty million dollars ($50,000,000) (the "Short-Term Notes") or (ii) the sum of fifty million dollars ($50,000,000) in immediately available funds (the "Additional Cash Payment"). The Company shall give the IPPs notice if it elects to deliver the Additional Cash Payment in lieu of the Short-Term Notes, not later than the Conditions Determination Date. The Short-Term Notes, if applicable, shall mature ninety (90) days after the Consummation Date and shall have a yield which is at least equivalent to commercial paper issued by comparable issuers at the time of the Consummation Date and such other terms as may be agreed among the Parties not later than the Conditions Determination Date. The Short-Term Notes shall not be subject to any restrictions on transfer.

         3.3. Delivery of Allocable Consideration, Short-Term Notes and Additional Cash Payment to Depositary. The Cash Payment, Company Shares and Short-Term Notes or Additional Cash Payment, as applicable, each shall be irrevocably delivered by the Company on the Consummation Date to the Depositary, which shall hold the Cash Payment and Company Shares for the benefit of and at the direction of the several IPPs who are parties to this Agreement as of the Consummation Date in the respective amounts set forth in the Allocation and shall hold the Short-Term Notes or Additional Cash Payment, as applicable, for the benefit of and at the direction of the IPPs who are parties to this Agreement as of the Consummation Date. The Cash Payment, Company Shares and Short-Term Notes or Additional Cash Payment, as applicable, shall be paid or delivered without any setoff, deduction or claim whatsoever. The Cash Payment and, if applicable, the Additional Cash Payment shall be paid by wire transfer of federal funds to the account of the Depositary, which account shall be set forth in a notice to the Company given not later than five (5) Business Days prior to the Consummation Date. The Company Shares shall be issued in certificated form (with the restrictive legend described in Section 3.6 and, if applicable, the restrictive legend described in the Shareholder's Agreement) in the names of the IPPs in the respective amounts set forth in the Allocation, or in the names of the respective designees of such IPPs in such amounts or denominations as the respective IPPs may determine, in each case as shall be set forth in a notice to the Company given not less than eight (8) Business Days prior to the Consummation Date; any designee of the IPP which shall receive any Company Shares pursuant to this Agreement shall, simultaneously with the giving of such notice, provide the Company with a representation letter containing substantially the same representations set forth in Section 5.6 of this Agreement. Unless otherwise set forth in a notice to the Company given not later than five (5) Business Days prior to the Consummation Date, the Short-Term Notes (if applicable) shall be registered to and issued in the name of the Depositary, as agent for the IPPs, subject to subsequent re-registration and re-issuance to the several IPPs or their respective designees in such denominations as the Depositary may request and which the Company shall execute, at the Company's expense, within three (3) Business Days after receipt of any such request. Each of the Parties agrees to execute and deliver, as promptly as possible following the date of this Agreement, such deposit, escrow or similar agreement as may be reasonably requested by the Depositary or any other Party hereto setting forth the rights and obligations of the Parties and the Depositary, consistent with the terms and conditions of this Agreement, with respect to (a) the Allocable Consideration and Short-Term Notes or Additional Cash Payment, as applicable, to be delivered to the Depositary pursuant to this Section 3.3 and (b) the Allocation and the certifications of information contained in the Allocation required to be given by the Depositary pursuant to the provisions of this Agreement (the "Deposit Agreement"). The Deposit Agreement shall contain customary provisions, including customary exculpatory and indemnification provisions in favor of the Depositary.

         3.4. Allocation.

         (a) Each of (i) the Allocable Consideration, (ii) the contract quantity and contract price under the Amended PPA, (iii) the aggregate contract quantities of electricity and aggregate capacity for a term of ten Contract Years and weighted average contract prices for the first two Contract Years under the Restated Contracts and (iv) the Contract Adjustment have been allocated by and among the several IPPs in accordance with an allocation separately agreed to by the IPPs and deposited by the IPPs with WP&Co. and in a sealed envelope with the Escrow Agent on or before the date of this Agreement (clauses (i), (ii), (iii) and (iv) are referred to herein as the "Allocation", clauses (ii) and (iii) only are referred to herein as the "Contracts Allocation" and clause (iv) only is referred to herein as the "Contract Adjustment Allocation"). Promptly following the execution of the Deposit Agreement, the Escrow Agent shall deliver the Allocation to the Depositary. If the Deposit Agreement is not executed by the Parties and the Depositary within thirty (30) days after the date of this Agreement, the Escrow Agent shall, unless otherwise directed in writing by the Parties to deliver the Allocation to a successor escrow agent, destroy the Allocation. Upon such delivery to the Depositary or successor escrow agent or destruction of the Allocation, as the case may be, the Escrow

Agent shall have no further obligation with respect to the Allocation, and the Escrow Agent shall have no obligation with respect to the Allocation except as set forth in this Section 3.4(a). Subject to the following sentence, the Company agrees that the Allocation shall not be subject to challenge or modification by the Company, and that the Company shall not initiate, encourage or support any such challenge or attempted modification by any Governmental Authority or other third party. The IPPs may modify the Allocation only with the prior written consent of all IPPs; except that (i) the Company and any IPP may mutually agree to increase or reduce the Allocable Consideration or contract quantity and contract price under the Amended PPA or a Restated Contract to be paid to or received by such IPP and (ii) any IPP may, in its sole discretion, adjust the components of the Allocable Consideration allocated collectively to such IPP and its Affiliate IPPs as among such IPP's and Affiliate IPP's Existing PPAs; provided, however, in any such case such adjustment (x) shall not affect any other non-Affiliate IPP's allocation of the Allocable Consideration or contract quantity and contract price under the Amended PPA or a Restated Contract and (y) shall not reduce the Cash Payment and Company Shares payable with respect to Class A PPAs to less than two billion dollars ($2,000,000,000) (except to the extent that such amount is reduced as a result of the termination of this Agreement with respect to any IPPs which are parties to Class A PPAs). For purposes of the foregoing determination of whether the Cash Payment and Company Shares payable with respect to Class A PPAs is at least $2,000,000,000 pursuant to any provision of this Agreement, the Company Shares shall be valued at the Base Share Price. The affected IPP shall notify the Depositary and WP&Co. of any such permitted adjustment, whereupon the Allocation shall be amended accordingly. The Depositary shall maintain a schedule of all such adjustments to the Allocation.

              (b) Neither the Allocation, nor any portion thereof nor any information contained therein shall be furnished or disclosed to the Company or any Governmental Authority, except that:

                   (i) any individual IPP shall be free to disclose its own portion of the Allocation (x) to the Company, (y) to any Governmental Authority or (z) to any third party; and NorCon and any other individual IPP which elects to commence its own negotiations with the Company prior to the PSC Approval Date shall disclose to the Company its own portion of the Contracts Allocation not later than five (5) Business Days prior to the commencement of such negotiations, provided that the Company is willing to commence negotiations regarding non-economic terms with any IPP prior to receiving the Contracts Allocation.

                   (ii) the IPPs shall cause WP&Co. to furnish in writing to the Company (and each IPP) immediately following the execution of this
         Agreement:

                        (x) a schedule setting forth (A) the number of IPPs
              (considered on an aggregate basis with any IPPs which are Affiliates of such IPPs) which, pursuant to the Allocation, will acquire pursuant to Section 3.1(b) less than 1,903,906 Company Shares; 1,903,906 or more but less than 3,807,812
              Company Shares; 3,807,812 or more but less than 5,711,718 Company Shares; 5,711,718 or more but less than 7,615,624 Company Shares; 7,615,624 or more but less than 9,519,531 Company Shares; and 9,519,531 or more but less than 10,650,000 Company Shares, respectively, as of the date of this Agreement, which together shall constitute all of the IPPs acquiring Company Shares pursuant to Section 3.1(b), and (B) the aggregate amount, if any, of the Allocable Consideration allocated to Class A PPAs and collectively to Class B PPAs and the Class D PPA, respectively, as of the date of this Agreement (it being agreed that the portion of the Cash Payment and Company Shares allocated to Class A PPAs pursuant to the Allocation as of the date of this Agreement shall not be less than two billion dollars ($2,000,000,000));

                        (y) a certification that the contract quantity of
              electricity and capacity for a term of ten Contract Years under the Restated Contracts allocated to each Class B PPA on the Contracts Allocation when added together will equal the aggregate quantity of electricity (rounded to the nearest GWh) and capacity under the Restated Contracts on Attachment A-3 to Exhibit A and that the contract price for a term of ten Contract Years under the Restated Contracts allocated to each Class B PPA on the Contracts Allocation when weight averaged will yield the weighted average price (rounded to the nearest penny per MWh) under the Restated Contracts under the columns "weighted average price" and "example of weighted average price" on Attachment A-3 to Exhibit A; and

                        (z) a certification that the Contract Adjustment
              allocated to each Class B PPA on the Contract Adjustment Allocation when added together will equal the amounts under the column "aggregate contract adjustment" (rounded to the nearest $1,000) set forth on Attachment A-3 to Exhibit A.

                   (iii) the IPPs shall cause WP&Co. to furnish in writing to the Company within three (3) Business Days after the PSC Approval Date a schedule setting forth the Contracts Allocation; and

                   (iv) the IPPs shall cause WP&Co. to furnish in writing to the Company, on the Consummation Date, a schedule setting forth the aggregate amount, if any, of the Cash Payment and Company Shares allocated to Class A PPAs, Class B PPAs and Class D PPA, respectively, as of the Consummation

          Date (it being agreed that the portion of the Cash Payment and Company Shares allocated to Class A PPAs shall not be less than $2,000,000,000, except to the extent that such amount is reduced as a result of the termination of this Agreement with respect to any IPPs which are parties to Class A PPAs).

The Company may, in coordination with such IPP or WP&Co., confirm with the Depositary any information disclosed by any IPP or WP&Co., respectively, to the Company pursuant to this clause (b). Any information disclosed to the Company pursuant to this Section 3.4(b) shall be subject to the confidentiality provisions of Section 14.14.

         (c) Subject to Section 6.2, the information contained in the Allocation which is furnished to the Company pursuant to Section 3.4(b) shall be utilized by the Parties for all tax reporting purposes (subject to any adjustments mutually agreed between the Company and any individual IPP in the Amended PPA, any Restated Contract, or otherwise).

        3.5. Non-Dilution. It is understood that the number of Company Shares to be issued and delivered by the Company pursuant to Section 3.1(b) represents approximately 24.16% of the Company's fully-diluted Common Stock outstanding as of September 30, 1996, after giving effect to the issuance of the Company Shares pursuant to Section 3.1(b). Accordingly, if at any time between September 30, 1996 and the Consummation Date there shall have occurred any of the following (it being understood that there shall be sequential adjustments for each transaction described below):

         (a) any (i) issuance of shares of Common Stock for a consideration per share which is less than $8.70 (the "Base Share Price"), then the number of Company Shares to be acquired by the IPPs pursuant to Section 3.1(b) shall be increased by the amount equal to the number of shares of Common Stock issued for a consideration less than the Base Share Price, multiplied by the difference between the Base Share Price and the issue price, and then dividing the product by the Base Share Price; or (ii) issuance of options, warrants or rights to purchase shares of Common Stock for a consideration per share of Common Stock which is less than the Base Share Price, or the issuance of other securities of the Company (or any subsidiary of the Company) convertible into Common Stock at a conversion price per share of Common Stock which is less than the Base Share Price, then the number of Company Shares to be acquired by the IPPs pursuant to
Section 3.1(b) shall be increased by the amount equal to the number of shares of Common Stock deliverable upon the exercise or conversion of such options, warrants, rights or other securities, multiplied by the difference between the Base Share Price and the exercise or conversion price, and then dividing the product by the Base Share Price;

         (b) any change in the number of shares of Common Stock (or options, warrants or rights, or other securities of the Company exercisable, exchangeable or convertible into Common Stock) as a result of a reclassification, combination, exchange, subdivision, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, then the number of Company Shares to be acquired by the IPPs pursuant to Section 3.1(b) shall be appropriately and equitably adjusted; or

         (c) any (i) reorganization (other than as provided in subsection (b) above), (ii) merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise or (iii) sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the IPPs shall thereafter be entitled to receive the number of shares of stock or other securities or property of the successor corporation or corporations resulting from such reorganization, merger, consolidation, sale or transfer that the IPPs would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if the Consummation Date had occurred and the Company Shares had been acquired by the IPPs immediately before such reorganization, merger, consolidation, sale or transfer.

Notwithstanding the foregoing, there shall be no adjustment pursuant to this
Section 3.5 for any shares of Common Stock issued with respect to any of the transactions described on Schedule 3.5 hereto. Any additional shares of Common Stock delivered by the Company pursuant to this Section 3.5 shall be received by the IPPs, pro rata, based on the Company Shares allocated to each of the IPPs pursuant to the Allocation.

         3.6. Private Placement; Registration of Company Shares.

         (a) The issuance of the Company Shares to the IPPs hereunder shall be effected as a private placement pursuant to Section 4(2) of the Securities Act. The certificates evidencing the Company Shares shall bear a legend in substantially the following form:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
          (1) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT,
          (2) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR (3) IN ACCORDANCE WITH

          ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Upon issuance, the Company Shares shall not be subject to any restrictions on transfer other than as may be required by the federal securities laws and, if applicable, as may be set forth in the Shareholder's Agreement. The Company shall use its Reasonable Best Efforts to cause the Company Shares to be registered for sale from time to time by the IPPs (or their assigns) on a shelf registration statement on Form S-3 (the "Shelf Registration Statement"), which Shelf Registration Statement shall (i) be declared effective by the SEC on or prior to the Consummation Date, (ii) remain effective for a period of two (2) years following the Consummation Date and (iii) permit as an intended method of distribution of the Company Shares (among others) an underwritten offering by an underwriter selected by the holders of the Company Shares that is reasonably satisfactory to the Company. The Company covenants and agrees that, as of its effective date and as of the Consummation Date, none of the Shelf Registration Statement, any document incorporated by reference therein, any prospectus included therein or filed with the SEC, or any amendment thereof or supplement thereto, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (b) In connection with the preparation and filing of the Shelf Registration Statement under the Securities Act, the Company shall give the IPPs' Special Counsel the opportunity to participate in the preparation of (including, but not limited to, reviewing, commenting on and attending all meetings with underwriters, if any, with respect to) the Shelf Registration Statement, each prospectus included therein or filed with the SEC, each amendment thereof or supplement thereto, and will provide the IPP's Special Counsel the opportunity to comment on the description of the transactions contemplated hereunder to be contained in the current, quarterly or annual report filed by the Company in connection with the consummation of the transactions contemplated hereunder, and will make available for inspection by the IPPs' Special Counsel and any attorney, accountant or other agent retained by any IPP, all documents incorporated by reference therein, all pertinent financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable each IPP to conduct a reasonable investigation within the meaning of the Securities Act, and shall cause the Company's officers, directors and employees to supply all information which any IPP may reasonably request for purposes of such investigation; provided that any records, information or documents that are designated by the Company in writing as confidential (and which are not generally available to the public, have not become available to such person on a nonconfidential basis from a source which has represented to such person that such source is entitled to disclose same or which was known to such person on a nonconfidential basis prior to its disclosure by the Company) shall be kept confidential by such person unless disclosure of such records, information or documents is required by court or administrative order or any Governmental Authority having jurisdiction. The Company shall permit the IPPs' Special Counsel to review and comment on the Shelf Registration Statement and each such prospectus, amendment or supplement, as the case may be, a reasonable period of time prior to the filing of same with the SEC, shall not file same in a form to which such counsel reasonably objects within five (5) Business Days of the receipt thereof, and shall provide the IPPs' Special Counsel with copies of all correspondence from or with the SEC incidental to the Shelf Registration Statement or any such prospectus, amendment or supplement. All expenses incident to the registration of the Company Shares including, without limitation, all registration, qualification and filing fees, "blue sky" fees and expenses, printing and related expenses, fees and expenses of listing the Company Shares on the NYSE, fees and expenses of counsel and independent certified public accountants of the Company and fees and expenses of the IPPs' Special Counsel shall be borne by the Company. In addition, on the Consummation Date, the Company and each IPP receiving Company Shares pursuant to the Allocation (or its designee) shall enter into a registration rights agreement in the form annexed as Exhibit 3.6 hereto ("Registration Rights Agreement").

         3.7. Shareholder's Agreement. On the Consummation Date, each IPP listed on Schedule 3.7 hereto (unless, as a result of any reallocation of Company Shares prior to the Consummation Date or as a result of any designation of third parties pursuant to Sections 3.3. and 5.6 to receive Company Shares on the Consummation Date, such IPP, together with its Affiliate IPPs, members of its Sponsor Group and its Excluded Affiliates (as said latter two capitalized terms are defined in the Shareholder's Agreement), shall acquire on the Consummation Date Company Shares representing less than two percent (2%) of the outstanding Common Stock of the Company) shall cause the corresponding entity or entities listed on Schedule 3.7 to enter into a shareholder's agreement with the Company in the form annexed as Exhibit 3.7 hereto (each, a "Shareholder's Agreement"). If any IPP not listed on Schedule 3.7, as a result of any reallocation of Company Shares prior to the Consummation Date, shall receive, together with its Affiliates, Company Shares representing two percent (2%) or more of the outstanding Common Stock of the Company, then such IPP shall notify the Company and shall identify such sponsor entities as may be appropriate (consistent with the sponsor entities listed on Schedule 3.7) to enter into, and such IPP and sponsor entities shall enter into, a Shareholder's Agreement with the Company on the Consummation Date. If any designee of one or more IPPs with respect to the Company Shares in accordance with Sections 3.3 and 5.6 shall receive Company Shares representing more than four and nine-tenths percent (4.9%) of the outstanding Common Stock of the Company, then such designee shall enter into a Shareholder's Agreement with the Company on the Consummation Date, unless the Company shall otherwise agree. The IPP shall cause any such designee with respect to Company Shares in accordance with Sections 3.3 and 5.6 (if not an Affiliate of the IPP) to provide a representation letter to the Company (which shall survive the Consummation Date) representing that, together with its Affiliates, such designee shall not, immediately following the Consummation, be the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than nine and nine-tenths percent (9.9%) of the outstanding Common Stock of the Company. If any Excluded Affiliate (as defined in the Shareholder's Agreement) receives Company Shares pursuant to this Agreement on the Consummation Date then, for purposes of the Shareholder's Agreement, such Company Shares shall be treated as if they were transferred to the Excluded Affiliate following the Consummation Date.

         3.8. Board of Directors. Promptly after the date of this Agreement, the Company and the IPPs shall jointly select a nationally recognized executive search firm, whose fees and expenses will be paid by the Company, to develop a list of individuals unaffiliated with the Company or any IPP who are qualified to serve as directors of the Company. Both the Company and the IPPs may propose potential directors to the search firm, but the search firm shall decide which individuals will be included on the search firm's list. Once the search firm's list has been prepared and presented simultaneously to the Company and the IPPs, the Company and the IPPs shall mutually agree upon a final list of ten (10) individuals who are mutually acceptable to the Company and the IPPs. The Company shall select two (2) individuals from the final list to serve on the Board of Directors of the Company, effective immediately following the Consummation Date. Each such individual shall stand for reelection for a three (3) year term at the Company's next annual meeting of shareholders. Each such individual shall be proposed and supported by the Company for election to the Board. In the event either such individual shall be unable to serve or continue to serve on the Board, such individual's replacement shall be selected by the Company from the final list. The provisions of this Section 3.8 shall survive the Consummation Date until fully performed.


4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each IPP, as follows:

         4.1. Organization; Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own its properties and assets and to carry on its business in the manner now conducted and, subject to receipt of the NMPC Regulatory Approvals, as proposed to be conducted in accordance with this Agreement and the Contracts. The Company is duly qualified to transact business and is in good standing in each jurisdiction except where the failure so to qualify would not have a Material Adverse Effect on the Company.

         4.2. Execution; Authority; Enforceability. Subject in each case to (i) receipt of the NMPC Regulatory Approvals and applicable federal and state securities laws and the rules of the NYSE, (ii) receipt of required consents to the transactions contemplated by this Agreement by the third parties whose names are disclosed in a notice given by the Company to all IPPs within thirty (30) days after the date of this Agreement, which notice shall not include NMPC/Third Party Releases (each, an "NMPC/Third Party Consent"), (iii) receipt of the NMPC/Third Party Releases and (iv) approval of this Agreement and the transactions contemplated hereby by the Company's Board of Directors and, to the extent required, by the Company's shareholders, (a) the Company has all requisite corporate power and authority to execute and deliver this Agreement and all other agreements to be executed by it pursuant hereto, and to carry out the provisions of this Agreement in accordance with the terms hereof, and all other agreements to be executed by it pursuant hereto, including, but not limited to, the power and authority to issue and sell the Company Shares and Short-Term Notes, and to enter into and perform the Contracts; (b) this Agreement has been and all other agreements to be executed by the Company pursuant hereto will be, duly and validly executed and delivered by the Company; and (c) this Agreement constitutes, and all other agreements to be executed by the Company pursuant hereto will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         4.3. No Conflicts. Subject to (i) receipt of the NMPC Regulatory Approvals, (ii) receipt of the NMPC/Third Party Consents, (iii) receipt of the NMPC/Third Party Releases and (iv) approval of this Agreement and the transactions contemplated hereby by the Company's Board of Directors and, to the extent required, by the Company's shareholders, the execution, delivery, and performance by the Company of this Agreement, any other agreements to be executed by the Company pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, will not result in a violation or default of any provision of its Certificate of Incorporation or By-Laws.

         4.4 Litigation. Except as set forth in Schedules 6.10A and 6.10B or in the SEC Reports, as of the date of this Agreement there is no action, suit, arbitration, or other legal or administrative proceeding pending or, to the best knowledge of the Company, any investigation pending or any action, suit, arbitration, or other legal or administrative proceeding or investigation threatened against the Company or any of its subsidiaries which (a) questions the validity of this Agreement, the agreements to be executed by the Company pursuant hereto or the right of the Company to enter into this Agreement or such other agreements, or to consummate the transactions contemplated hereby or thereby or (b) if adversely determined, would be likely to have a Material Adverse Effect on the Company. The Company is not a party to or subject to any order, writ, injunction, decree, judgment or other restriction of any Governmental Authority which has or is reasonably likely to have a material adverse effect on the Company's ability to enter into and perform its obligations under this Agreement or any other agreements to be entered into by the Company pursuant hereto.

         4.5. Capitalization. Schedule 4.5 sets forth (i) the authorized capital of the Company, (ii) the number of shares of Common Stock issued and outstanding and (iii) the number of shares of Common Stock issuable upon the exercise of any options, warrants or rights, or upon conversion or exchange of any other securities outstanding, in each case as of (x) September 30, 1996 and (y) June 27, 1997. The Company is not obligated to repurchase, redeem or otherwise acquire any shares of its capital stock, other than as set forth in Schedule 4.8.

         4.6. Valid Issuance of Company Shares. The Company Shares to be acquired by the IPPs hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, will be free of restrictions on transfer other than restrictions on transfer required by federal securities laws and, if applicable, as may be set forth in the Shareholder's Agreement, and will be duly listed on the NYSE. The Company Shares to be acquired by the IPPs hereunder are not and will not be subject to any preemptive rights or rights of first refusal. Assuming the truth and accuracy of each IPP's representations set forth in Section 5.6 (or, with respect to any designee of an IPP, such designee's representations set forth in a representation letter containing substantially the same representations set forth in Section 5.6), the offer, sale and issuance of the Company Shares pursuant to this Agreement (i) will not require registration under the Securities Act and (ii) will not require registration or qualification under such of the "blue sky" or securities laws of the jurisdictions in the United States (or will be in compliance therewith) as shall be applicable to the offer, sale and issuance of the Company Shares (subject to the last two sentences of Section 5.6 and subject further to the limitation that the Company makes no representation or warranty with respect to any offer by any IPP to any designee of such IPP as contemplated by Sections 3.3 and 5.6), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would require such registration.

         4.7. SEC Reports and Financial Statements. Since January 1, 1995, the Company has made all filings required to be made by it under the Exchange Act and any other securities laws applicable to the Company and is otherwise eligible to file a registration statement on Form S-3 covering the offering and sale of the Company Shares and the Debt Securities. As of their respective dates or, if amended, as of the date of such amendment, the SEC Reports complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC thereunder. As of their respective dates or, if amended, as of the date of such amendment, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles as stated in such financial statements applied on a consistent basis during the period covered and fairly present, in all material respects, the financial position of the Company as of the date thereof and the results of operations and changes in financial position of the Company for the period then ended subject, in the case of unaudited statements, to notes and normal year-end audit adjustments, none of which shall be material in amount or effect.

         4.8. Absence of Certain Changes or Events. Except as set forth in the SEC Reports or in Schedule 4.8, between December 31, 1996 and the date of this Agreement there has not been nor has the Company incurred: (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting any material portion of its assets; (b) any satisfaction or discharge of any material lien, claim or encumbrance or payment of any material obligation by the Company, except in the ordinary course of business; (c) any material change to, or cancellation of, a material contract, agreement, lease or commitment by which the Company or any of its material assets is bound or subject; (d) other than in the ordinary course of business, any material change or increase in any compensation arrangement or agreement with any officer, director or executive employee of the Company, including any grant of stock appreciation rights; (e) any sale or other disposition of any material portion of the Company's assets; (f) any mortgage, pledge, security interest or lien created by the Company, with respect to any material portion of its assets; (g) any material change in the manner of keeping the Company's books, accounts or records or the accounting practices therein reflected; (h) as of the date of this Agreement, any merger or consolidation of the Company with or into any other entity, or any issuance, sale or other disposition of any shares of the Company's capital stock; or (i) any declaration, setting aside, or payment or other distribution in cash or property in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company, other than pursuant to the operation of the DRIP Plan or as required by the terms of the Company's preferred stock.

         4.9. NMPC Restructuring. As of the date of this Agreement, the Company has disclosed to the IPPs all material plans and proposals concerning the NMPC Restructuring which have been disclosed to any Governmental Authority or approved by the Board of Directors of the Company and which could reasonably have a material adverse effect on any IPP or the Restructuring, including but not limited to the Contracts or any of the consideration to be received by the IPPs hereunder. As of the date of this Agreement, the Company has not been authorized by its Board of Directors, nor is the Company seeking such authorization, to file a petition under the Bankruptcy Code or otherwise to commence, authorize or acquiesce in the commencement of a proceeding under any bankruptcy or similar law for the protection of creditors, or to make a general assignment or any general arrangement or compromise for the benefit of creditors, nor has the Company made, commenced, authorized or acquiesced in the commencement of any such proceeding or assignment or had any such petition, proceeding or assignment commenced against it.

5.   REPRESENTATIONS AND WARRANTIES OF EACH IPP

         Each IPP (severally and not jointly) hereby represents and warrants to the Company, as follows:

         5.1. Organization; Standing. The IPP is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of its state of incorporation or formation, and, subject to receipt of the IPP Regulatory Approvals, has all requisite corporate or partnership power and authority, as the case may be, to own its properties and assets and to carry on its business in the manner now conducted and as proposed to be conducted in accordance with this Agreement and the Contracts.


         5.2. Execution; Authority; Enforceability. Subject in each case to receipt of (i) the IPP Regulatory Approvals, (ii) the IPP/Third Party Consents and (iii) the IPP Approvals, (a) the IPP has all requisite corporate or partnership power and authority, as the case may be, to execute and deliver this Agreement and all other agreements to be executed by it pursuant hereto, and to carry out the provisions of this Agreement in accordance with the terms hereof, and all other agreements to be executed by it pursuant hereto, including, but not limited to, the power and authority to enter into and perform the Contracts to which it is a party; (b) this Agreement has been, and all other agreements to be executed by the IPP pursuant hereto will be, duly and validly executed and delivered by the IPP; and (c) this Agreement constitutes, and all other agreements to be executed by the IPP pursuant hereto will constitute, valid and legally binding obligations of the IPP, enforceable against the IPP in accordance with their respective terms.

         5.3. No Conflicts. Subject to receipt of (i) the IPP Regulatory Approvals, (ii) the IPP/Third Party Consents and (iii) the IPP Approvals, the execution, delivery, and performance by the IPP of this Agreement, any other agreements to be executed by the IPP pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, will not result in a violation or default of any provision of its Certificate of Incorporation or By-Laws or partnership agreement, as applicable.

         5.4. Litigation. Except as set forth in Schedules 5.4, 6.10A and 6.10B, as of the date of this Agreement there is no action, suit, arbitration, or other legal or administrative proceeding pending or, to the best knowledge of the IPP, any investigation pending or any action, suit, arbitration, or other legal or administrative proceeding or investigation threatened against the IPP which (a) questions the validity of this Agreement, the agreements to be executed by the IPP pursuant hereto or the right of the IPP to enter into this Agreement or such other agreements, or to consummate the transactions contemplated hereby or thereby or (b) if adversely determined, would be likely to have a material and adverse effect on the IPP's ability to enter into and perform its obligations under this Agreement or any other agreements to be executed by the IPP pursuant hereto. The IPP is not a party to or subject to any order, writ, injunction, decree, judgment or other restriction of any Governmental Authority which has or is reasonably likely to have a material and adverse effect on the IPP's ability to enter into and perform its obligations under this Agreement or any other agreements to be executed by the IPP pursuant hereto.

         5.5. Certain Transfers. As of the date of this Agreement, the IPP does not have any agreement or understanding with any other IPP to (i) re-allocate or transfer to such other IPP (excluding for these purposes any Affiliate IPP of such IPP), whether before or after the Consummation Date, any portion of the Cash Payment or Company Shares allocated to the IPP pursuant to the Allocation or (ii) assign or transfer a Restated Contract or Amended PPA to any IPP whose Existing PPA is a Class A PPA.

         5.6. Acquisition of Company Shares. If the IPP, pursuant to the Allocation, will acquire any Company Shares pursuant to Section 3.1(b): (a) the Company Shares to be acquired by such IPP shall be acquired for its own account and without a view to the resale or distribution thereof or shall be issued (in whole or in part) to designees of such IPP, consisting of partners and shareholders (at any tier), Affiliates, lenders, steam hosts or Gas Mitigation Third Parties (provided any such designee shall provide the Company with a letter containing substantially the same representations set forth in this
Section 5.6 and, if applicable, designating a suitable purchaser representative, which letter shall be reasonably satisfactory to the Company and its counsel); provided, however, that the foregoing shall not preclude the IPP from transferring or selling the Company Shares to be acquired by it in the manner described in clauses (c)(i), (ii) or (iii) below; (b) such IPP is either (x) an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act or (y) if not an "accredited investor", either alone or with its purchaser representative, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company Shares, within the meaning of Rule 506(b)(2)(ii) of Regulation D under the Securities Act; and (c) such IPP understands that the sale of the Company Shares to such IPP has not been registered under the Securities Act or any applicable state securities laws and, therefore, the Company Shares cannot be transferred, sold, pledged or otherwise disposed of, except (i) pursuant to the Shelf Registration Statement or another effective registration statement under the Securities Act and in compliance with the prospectus-delivery requirement under the Securities Act, (ii) in accordance with Rule 144 under the Securities Act after the applicable time period specified therein or (iii) in accordance with another exemption from the registration requirements of the Securities Act. For purposes hereof, the IPPs' purchaser representative, if any, is WP&Co. or another equivalent investment banker. Not later than ten (10) Business Days prior to the Consummation Date, the IPP shall give a notice to WP&Co. stating the number of non-accredited investors to which such IPP shall designate that any part of the Company Shares to be acquired by such IPP pursuant to Section 3.1(b) shall be issued on the Consummation Date. The IPP acknowledges that such number of non-accredited investors, together with the number of non-accredited investors to which any other IPP shall designate that any part of its Company Shares to be acquired by any such other IPP pursuant to Section 3.1(b) shall be issued on the Consummation Date, shall not exceed thirty-five (35). Notwithstanding the foregoing, without the Company's consent, no person may be a designee of an IPP with respect to any Company Shares if the acquisition of Company Shares by such person would (i) require the Company to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, (ii) subject the Company to taxation in respect of doing business in any jurisdiction in which it is not so subject or (iii) require the Company to make filings with any state securities commissioners other than notice filings. The IPP agrees to give the Company notice of the identity of any proposed designee as soon as practicable in order to permit the Company to make a determination pursuant to the preceding sentence.

         5.7. Form of Allocation, Contracts Allocation. Annexed as Exhibit 5.7 are blank forms of the Allocation, Contracts Allocation and Contract Allocation deposited with the Escrow Agent and WP&Co. prior to the date of this Agreement, which forms, as delivered to the Escrow Agent and WP&Co., do not and will not include any formulas, notations, conditions or other qualifications with respect to the determination of the respective amounts, quantities or prices allocated to the IPP (with the exception of the NorCon Allocation, a copy of which has been delivered to the Company simultaneously with the execution of this Agreement).


6.   CONDUCT AND TRANSACTIONS PRIOR TO THE CONSUMMATION DATE

         6.1. Debt Securities.

         (a) The Company has advised the IPPs of its intention to finance the payment of up to three billion two hundred million ($3,200,000,000) dollars of the Cash Payment by issuing debt securities of the Company ("Debt Securities") in an underwritten public offering registered with the SEC to be consummated on or prior to the Consummation Date (the "Public Offering"). The Parties agree that the successful consummation of the Public Offering is of material importance to the successful consummation of the Restructuring pursuant to this Agreement and that the terms and conditions of the Debt Securities issued therein are of material importance to the IPPs in their capacities as holders of Company Shares and/or Short-Term Notes, and as parties to the Contracts. The terms and conditions of the Debt Securities shall be developed by the Company in conjunction with the Underwriters. The Company agrees that the material terms and conditions of the Debt Securities shall be subject to the approval of a majority of a committee consisting equally of representatives of the Company, Sterling Power Partners, Ltd. and East Syracuse Generating Company, L.P. provided that (i) such committee shall not be entitled to demand specific terms and conditions and (ii) the approval of such committee, if unanimously recommended by the Underwriters, shall not be unreasonably withheld. The Company agrees that (x) the aggregate principal amount of the Debt Securities issued in connection with the Public Offering shall not exceed three billion two hundred million ($3,200,000,000) dollars, (y) the Debt Securities shall be priced to trade initially at par and
(z) unless applicable securitization legislation is enacted in the State of New York and the Debt Securities are securitized pursuant thereto, the Debt Securities shall be general unsecured obligations of the Company.

         (b) The Company covenants and agrees that, as of its effective date and as of the Consummation Date, none of the registration statement prepared by the Company in connection with the offering of the Debt Securities (the "Debt Registration Statement"), any document incorporated by reference therein, any prospectus included therein or filed with the SEC, or any amendment thereof or supplement thereto, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall provide the IPPs' Special Counsel with all drafts of the Debt Registration Statement and any such prospectus, amendment or supplement, as the case may be, which are provided to the Underwriters a reasonable period of time prior to the filing of same with the SEC, and shall provide the IPPs' Special Counsel with copies of all correspondence from or with the SEC incidental to the Debt Registration Statement or any such prospectus, amendment or supplement.

         (c) If the Debt Securities are to receive a credit rating of less than investment grade, the Debt Securities shall be underwritten by (i) DLJ, acting as lead manager, (ii) WP&Co., acting as a co-manager, and (iii) by such additional investment banking firms selected by the Company, acting as co-managers (collectively, the "Underwriters"). The Public Offering shall bear the usual and customary fees and expenses, consistent with high-yield financings of similar type, which fees and expenses shall be borne solely by the Company. DLJ and WP&Co. shall have the right to attend all material presentations to rating agencies and investors in connection with the Public Offering.

         6.2. Sale/Leaseback; Tax-Free Exchanges. Upon the request of any IPP made within sixty (60) days after the date of this Agreement containing a specific proposal by such IPP with respect thereto, the Company shall conduct good faith negotiations and use its Reasonable Best Efforts to modify the transactions contemplated by this Agreement with respect to such IPP in a mutually acceptable manner in order to effect the Restructuring through (a) sale and leaseback arrangements of the Project facilities of such IPP or (b) a transaction that qualifies as a "reorganization" under Section 368(a) of the Code (and any corresponding provision of applicable state or local law), provided, however, that the Company will not be obligated to modify the transactions contemplated by this Agreement with respect to such IPP if (i) in the Company's reasonable judgment, such modification would have a material adverse effect on the timing of the Restructuring contemplated by this Agreement, the anticipated tax effect on the Company of the Restructuring, the implementation of the NMPC Restructuring, or the Company's ability to complete the sale of the Debt Securities on terms reasonably satisfactory to it, or would require the Company to incur additional costs or liabilities, including contingent liabilities (net of the value of any asset assumed), other than normal and customary incidental out-of-pocket costs and expenses and attorneys' fees or (ii) as a result thereof, IPPs would receive (in the aggregate), with respect to Class A PPAs, a portion of the Cash Payment and Company Shares of less than $2,000,000,000 (except to the extent that such amount is reduced as a result of the termination of this Agreement with respect to any IPPs which are parties to Class A PPAs).

         6.3. Proxy Statement. In connection with the preparation and filing of the proxy statement to be distributed in connection with the special meeting of the Company's shareholders to be called to consider for approval certain of the transactions contemplated by this Agreement under the Exchange Act (the "Proxy Statement"), the Company shall provide the IPPs' Special Counsel with all drafts of the Proxy Statement and each amendment of the Proxy Statement, in each case which are provided to the Underwriters, a reasonable period of time prior to the filing of same with the SEC, and shall provide the IPPs' Special Counsel with copies of all correspondence from or with the SEC incidental to the Proxy Statement and any such amendment. The Company covenants and agrees that, as of its distribution date, none of the Proxy Statement or any amendment thereof, or any document incorporated by reference therein, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Subject to applicable fiduciary duties, the Proxy Statement shall contain a statement of the Company's Board of Directors recommending approval of this Agreement and the transactions contemplated hereunder to the Company's shareholders.

         6.4.  NMPC Restructuring.

              (a) The Parties acknowledge the existence of the Company's proposed corporate restructuring and disaggregation in connection with its PowerChoice proposal (the "NMPC Restructuring") and agree that the Restructuring contemplated by this Agreement is an integral and substantial part of the NMPC Restructuring. The Company shall disclose to the IPPs all material plans and proposals concerning the NMPC Restructuring which are disclosed to any Governmental Authority (including but not limited to PSC staff) or approved by the Board of Directors of the Company, and which could reasonably have a material adverse effect on any IPP or the Restructuring, including but not limited to the Contracts or any of the consideration to be received by the IPPs hereunder. Except as expressly set forth in this Agreement, each IPP shall be free to oppose or challenge any aspect of the NMPC Restructuring which such IPP deems to be adverse to the interests of such IPP or its Affiliates.

         (b) If at any time, whether before or after the Consummation Date, the Company restructures its corporate structure or assets, including by creating any new entities that hold significant assets, whether in connection with the NMPC Restructuring or otherwise, then in no event shall the IPPs or their assigns, in their respective capacities as holders of Common Stock or Short-Term Notes or as parties to the Contracts, be treated less favorably in any material respect than other similarly-situated holders of Common Stock or Short-Term Notes or parties to comparable agreements (including comparable agreements between the Company and/or its Affiliates) are treated in their capacities as such. In addition, in the event of any such restructuring, each of the Contracts will be assigned to and assumed by the entity or entities owning all or substantially all of the Company's electric transmission and distribution assets or, if separated from the Company's electric transmission assets pursuant to the restructuring, the Company's electric distribution assets, provided that, upon the effective date of the restructuring, (i) the assuming entity's performance under the Contracts shall be unconditionally guaranteed, pursuant to a guarantee in form and substance reasonably satisfactory to the IPP (or its assign) under any such Contract, by each of the other entities arising out of the restructuring, including any entity(ies) spun-off to the Company's shareholders or any Affiliate of the Company holding significant assets held by the Company (or any subsidiary of the Company) prior to the restructuring, unless the assuming entity's long-term unsecured debt credit rating issued by Moody's Investors Service, Standard & Poor's Corporation or another nationally recognized rating agency is at least as favorable as the Company's long-term unsecured debt credit rating immediately prior to the effective date of the restructuring, and (ii) if the assuming entity is not the entity which will collect from customers the Competitive Transition Charge approved by the PSC pursuant to the PSC Approval, the assuming entity's performance under the Contracts shall be unconditionally guaranteed, pursuant to a guarantee in form and substance reasonably satisfactory to the IPP (or its assign) under any such Contract, by the entity(ies) which will collect from customers the Competitive Transition Charge approved by the PSC pursuant to the PSC Approval. In the event of any such restructuring, the IPP (or its assign) under any such Contract(s) shall have the right to replace its Contract(s), as applicable, with power purchase and/or hedging contractual arrangements substantially equivalent to those that are entered into between the entity(ies) holding the transmission and/or distribution assets of the Company or which will collect from customers the Competitive Transition Charge approved by the PSC pursuant to the PSC Approval and the entity(ies) holding the non-nuclear generating assets of the Company, whether or not such assets are spun-off to the Company's shareholders (a "Genco Contract"), provided that the term, price and quantity under such IPP's Contract(s) shall not be altered thereby, unless any of such terms are materially and expressly conditioned by certain provisions in the Genco Contract, in which case appropriate and equitable adjustments in such terms shall be mutually agreed upon.

         6.5. Hart-Scott-Rodino Act Notification. Each IPP or its designee with respect to Company Shares shall make its own determination of whether it (or any of its Affiliates) is required to file the Notification and Report Form for Certain Mergers and Acquisitions pursuant to the Hart-Scott-Rodino Act in connection with the transactions contemplated by this Agreement. Any IPP or designee that determines it (or any of its Affiliates) is so required shall file such Notification and Report Form in a timely manner, and shall give notice thereof to the Company. The Parties shall make all required filings and shall cooperate with each other in connection with such filings and any responses thereto. The Company shall pay all filing fees required to be paid under the Hart-Scott-Rodino Act in connection with the acquisition of the Company Shares hereunder, as and when the applicable filings are made; the Company's obligation to pay any such fee incurred by an IPP prior thereto shall survive the Consummation Date or any termination of this Agreement (either in its entirety or with respect to such IPP).

         6.6.  Regulatory Approvals.

              (a) The Company shall use Reasonable Best Efforts to seek and obtain, on or before the Expiration Date, each Regulatory Approval which is set forth in a notice given to the IPPs' Special Counsel promptly after it determines that such Regulatory Approval is desired or required, specifying the need therefor and the nature thereof in reasonable detail (collectively, the "NMPC Regulatory Approvals"). All NMPC Regulatory Approvals shall be sought in the order and in the manner which the Company, after consultation with the IPP Representatives, believes will be most likely to result in receipt of the NMPC Regulatory Approvals prior to the Expiration Date.

              (b) Each IPP shall use Reasonable Best Efforts to seek and obtain, on or before the Expiration Date, each Regulatory Approval applicable to such IPP which is set forth in a notice given to the Company promptly after it determines that such Regulatory Approval is desired or required, specifying the need therefor and the nature thereof in reasonable detail (collectively, the "IPP Regulatory Approvals"). All IPP Regulatory Approvals shall be sought in the order and in the manner which each IPP, after consultation with the IPP Representatives and, with respect to any filings to be made to the PSC or the FERC (excluding any filings pertaining to an IPP's status, rights or obligations as a QF or EWG or any of such IPP's rights or obligations pursuant to PURPA), after consultation with the Company, believes will be most likely to result in receipt of the IPP Regulatory Approvals prior to the Expiration Date.

              (c) Notwithstanding anything to the contrary contained in Sections 6.6(a) or 6.6(b), the Company shall use its Reasonable Best Efforts to submit this Agreement, together with all other requisite documents and instruments, to the PSC within fourteen (14) days following the date of this Agreement, for purposes of obtaining the PSC's approval and order solely with respect to the matters set forth in Schedule 6.6C hereto (such approval and order being referred to herein as the "PSC Approval").

         (d) In the event that this Agreement and/or any of the transactions contemplated hereby could reasonably subject any IPP, its partners or Affiliates, individually or collectively, to become subject to any regulation or jurisdiction of any Governmental Authority from which they were previously exempt (including but not limited to SEC or FERC regulation under PUHCA, PSC regulation under NYPSL, and FERC regulation under the Federal Power Act), then
(i) such IPP and the Company shall use their Reasonable Best Efforts to seek and obtain appropriate exemptions or waivers prior to the Consummation Date (provided the Company shall not be required to use its Reasonable Best Efforts to assist an IPP in obtaining an exemption from PUHCA with respect to such IPP's and/or such IPP's Affiliates' ownership of 10% or more of the Common Stock of the Company, if applicable), (ii) if such exemptions or waivers cannot be obtained, such IPP and the Company shall use their Reasonable Best Efforts to conform this Agreement and/or the transactions contemplated hereby prior to the Consummation Date in a manner mutually satisfactory to such IPP and the Company and the other Parties hereto as may be necessary in order for such IPP, its partners or Affiliates, to avoid becoming subject to such regulation or jurisdiction and (iii) if such exemptions or waivers cannot be obtained and if this Agreement and/or the transactions contemplated hereby cannot be so conformed, the provisions of Section 12.2(c)(iii) shall be applicable.

         6.7   Cooperation with respect to Regulatory Approvals.

              (a) From the date of this Agreement until the earlier to occur of
(x) the Effective Time, (y) the termination of this Agreement in its entirety or
(z) with respect to any individual IPP, the termination of this Agreement with respect to such IPP, the Parties shall cooperate with each other in preparing and filing any and all submissions to the FERC, PSC, SEC and other Governmental Authorities in order to obtain any Regulatory Approvals. The Parties, in conjunction with the IPP Representatives and DLJ, shall form a committee to prepare and make a joint presentation to the PSC and/or the PSC staff (if the PSC so permits) in connection with the submission of this Agreement to the PSC pursuant to Section 6.6(c). The Company shall consult with the IPP Representatives on a regular basis in developing overall regulatory strategies, and shall provide the IPP Representatives with a draft copy of each filing for NMPC Regulatory Approvals to be made by the Company with the PSC, FERC, SEC or any other Governmental Authority in connection with the Restructuring, a reasonable period of time prior to the anticipated filing of same, and shall inform the IPP Representatives of any material changes therein. The Company shall at all times keep the IPP Representatives fully apprised of the status of all applications for NMPC Regulatory Approvals, including with respect to all material discussions with Governmental Authorities (including PSC staff), and shall provide the IPPs with copies of all correspondence given to or received from any Governmental Authority in connection therewith. Each IPP shall provide the Company with a draft copy of each filing to be made by such IPP concerning NMPC Regulatory Approvals a reasonable period of time prior to the anticipated filing of same, shall inform the Company of any material changes therein, and shall at all times keep the Company fully apprised of all applications made by such IPP concerning NMPC Regulatory Approvals, including with respect to all material discussions with Governmental Authorities (including PSC staff) concerning NMPC Regulatory Approvals. Except as expressly set forth in this Agreement, nothing contained herein shall limit or restrict any IPP from opposing or challenging any application for an NMPC Regulatory Approval which such IPP deems to be adverse to the interests of such IPP or its Affiliates, and nothing contained herein shall limit or restrict the Company from opposing or challenging any application for an IPP Regulatory Approval which the Company deems to be adverse to its interests. Nothing contained in this Agreement shall require any IPP to disclose the Allocation, any portion thereof or any information contained therein to any Governmental Authority except as set forth in Section 3.4.

              (b) The Company, upon request and at the expense of any requesting IPP, and each IPP, upon request and at the expense of the Company, shall use Reasonable Best Efforts to assist the other Party to obtain any Regulatory Approval that is required to be obtained, provided, however, that (i) a Party that is exempt from regulation or jurisdiction of any Governmental Authority as of the date of this Agreement shall not be required to take any steps in assistance to another Party that could reasonably subject it, its partners or Affiliates to the regulation or jurisdiction of any Governmental Authority from which it or they were previously exempt, (ii) no Party shall be required pursuant to this Section 6.7 to support any position taken by any other Party except as may otherwise be expressly set forth in this Agreement and (iii) the Company shall not be required to use its Reasonable Best Efforts to assist an IPP in obtaining an exemption from PUHCA with respect to such IPP's and/or such IPP's Affiliates' ownership of 10% or more of the Common Stock of the Company, if applicable.

              (c) The Parties shall endeavor to maintain the confidentiality of any information that one or more Parties deem commercially sensitive (which the Parties agree shall include, without limitation, the designation of which Existing PPAs are set forth on Schedules 2.1, 2.2 and 2.3 hereof, respectively), and shall cooperate in seeking trade secret protection or other appropriate confidential treatment for commercially sensitive information that is submitted to any Governmental Authority in the course of obtaining any Regulatory Approval. Any Party seeking to maintain confidentiality of such information shall notify the other Parties of such desire upon delivery of such information.

         6.8. Cooperation with respect to IPP/Third Party Consents and NMPC/Third Party Releases.

              (a) Upon an IPP's request, the Company agrees to use its Reasonable Best Efforts, in a timely manner, to assist the IPP (including, without limitation, by providing relevant consents, representations and warranties) to amend, restructure, assign or terminate its existing third party agreements, including but not limited to fuel supply, transportation, financing, lease, operations and steam supply agreements, relating to or arising out of such IPP's Project or Existing PPA or the termination, amendment or amendment and restatement, as the case may be, of such IPP's Existing PPA, in each case in a manner that (i) will enable such IPP to obtain the IPP/Third Party Consents required or desired to be obtained by such IPP and (ii) will accommodate the terms of this Agreement without reducing its economic value to such IPP and otherwise in a manner reasonably satisfactory to such IPP.

              (b) Upon the Company's request, each IPP agrees to use its Reasonable Best Efforts, in a timely manner, to assist the Company (including, without limitation, by providing relevant consents, representations and warranties) in connection with the Company's efforts to obtain a waiver, release, amendment or termination of the Company's obligations under existing third party agreements with lenders, suppliers and other third parties which the Company previously has entered into at the request or on behalf of any IPP and which relate to or arise out of such IPP's Project or Existing PPA (each, an "NMPC/Third Party Agreement") and which waiver, release, amendment or termination is desired by the Company to be obtained in connection with the termination, amendment or amendment and restatement, as the case may be, of such IPP's Existing PPA as contemplated by this Agreement. Each IPP agrees to perform a diligent review of its files and provide to the Company, within thirty (30) days after the date of this Agreement, a schedule of all NMPC/Third Party Agreements disclosed by such review, but the IPP shall have no liability to the Company or any third party in the event such review does not disclose all NMPC/Third Party Agreements with respect to which the Company may desire to obtain a waiver, release, amendment or termination as a result of the transactions contemplated hereby. Any waiver, release, amendment or termination required to be obtained with respect to any NMPC/Third Party Agreement is referred to herein as an "NMPC/Third Party Release."

         6.9.  Performance under Existing PPAs.

              (a) From the date of this Agreement until the earlier to occur of
(x) the Effective Time, (y) the termination of this Agreement in its entirety or
(z) with respect to any individual IPP, the termination of this Agreement with respect to such IPP, the Parties agree and stipulate that the Existing PPAs shall continue with the same force and effect as if this Agreement had not been executed by any Party, and the Parties (respectively) shall continue to perform all obligations, covenants and agreements required to be performed by them pursuant to the terms of the Existing PPAs, provided that no IPP, regardless of the terms of its Existing PPA, shall be subject to (i) any Curtailment or (ii) any claim that electricity produced and delivered to the Company by such IPP exceeds the estimates of energy in megawatt-hours and capacity in megawatts set forth in its Existing PPA.

         (b) From the date of this Agreement until the earlier to occur of (x) the Effective Time, (y) the termination of this Agreement in its entirety or (z) with respect to any individual IPP, the termination of this Agreement with respect to such IPP, the Company (i) shall not initiate or continue any request for regulatory authorization or any regulatory proceeding with respect to, and if authorized to do so (whether before or after the date of this Agreement) will not implement or enforce, any Curtailment, adequate assurances (including firm security) or other regulatory initiative which is reasonably likely to have a material adverse effect on any IPP or the Restructuring, including but not limited to the Contracts or any of the consideration to be received by any IPP hereunder and (ii) shall not implement or continue to implement any QF Monitoring Program as to any IPP.

              (c) Notwithstanding the provisions of Section 6.9(a) and (b), in the event that the PSC mandates that the Company implement or enforce any Curtailment with respect to any IPP that is a Party to this Agreement, the Company agrees that it shall jointly seek, with any such affected IPP, a PSC and, if necessary, judicial stay of such Curtailment, on the grounds that the Curtailment would result in substantial injury to the IPP and, to the extent it could affect the consummation of the transactions contemplated by this Agreement, the Parties. In addition, each of the Company and any such affected IPP shall be free to assert any other grounds it deems appropriate in order to oppose the Curtailment. The Company shall oppose any effort of the PSC to mandate Curtailments with respect to any IPP which is a Party to this Agreement. If, notwithstanding the Company's and such IPP's joint efforts, the PSC or a court of competent jurisdiction mandates such Curtailment, then nothing contained in this Agreement shall prohibit the Company from implementing or enforcing such Curtailment to the minimum extent required by such mandate, provided that the foregoing shall not be deemed to waive any rights such IPP may have under this Agreement, pursuant to law or otherwise to restrict, limit or oppose the implementation or enforcement of such Curtailment. Nothing contained in this Section 6.9(c) shall be deemed to authorize the Company to implement or enforce any Curtailment with respect to any Existing PPA to the extent such Existing PPA prohibits or limits the Company from implementing or enforcing such Curtailment.

              (d) Notwithstanding the provisions of sub-clause (z) in each of
Section 6.9(a) and (b) and in Section 6.10(b), if this Agreement shall terminate with respect to NorCon pursuant to Section 2.5, the provisions of Sections 6.9(a) and (b) shall continue to apply to NorCon (subject to sub-clauses (x) and (y) thereof) until December 1, 1997, and the provisions of Section 6.10(b), insofar as they may pertain to Curtailment, shall continue to apply to NorCon (subject to sub-clauses (x) and (y) thereof) until December 1, 1997.

         6.10. Stay of Litigation.

         (a) Promptly following the date of this Agreement, each Party shall use Reasonable Best Efforts to stay the pending litigation and regulatory proceedings listed in Schedules 6.10A and 6.10B, if applicable to such Party, with such stays to remain in effect until the earlier to occur of (x) the Effective Time, (y) the termination of this Agreement in its entirety or (z) with respect to any individual IPP, the termination of this Agreement with respect to such IPP. With respect to those proceedings listed in Schedule 6.10B, each Party shall (i) use Reasonable Best Efforts to stay the pending proceedings and (ii) whether or not such stay is granted, if any Party desires to continue its participation in such proceeding as a result of the last sentence of this
Section 6.10(a), each Party shall use Reasonable Best Efforts to obtain an order from the court in each such proceeding stating that the disposition of such proceeding will not have any material adverse impact on the Existing PPAs or on the claims asserted by the Company with respect to the Existing PPAs in such proceedings. The Parties, as promptly as practicable after the date of this Agreement, shall determine the appropriate judicial or regulatory bodies to which to apply, and the text of the necessary notices, motions or applications to be filed, in order to effectuate the stays and/or obtain the orders contemplated by the provisions of this Section, and promptly shall file the same with such bodies. Notwithstanding whether any such litigation or proceedings shall be stayed, the rights and obligations of the Parties pursuant to this Agreement shall not be affected by any judgment, ruling, order, decision or other action which may be issued or rendered in any such litigation or proceeding between the date of this Agreement and the Consummation Date except as otherwise provided in Sections 8.5 and 9.5, and no Party shall seek to enforce such judgment, ruling, order, decision or other action against any other Party. The obligations of the Parties pursuant to this Section 6.10(a) shall be subject to the condition that no Party shall be required to take any action or suffer any inaction, that would lead to forfeiture, loss of rights, imposition of sanctions or penalties, or otherwise cause a material adverse impact on its prospects for success with respect to any such litigation or regulatory proceeding with respect to itself or third parties; but any action necessary to avoid any such result shall to the maximum extent possible avoid any material adverse impact (including the incurrence of any cost or expense) upon any other Party.

         (b) From the date of this Agreement until the earlier to occur of (x) the Effective Time, (y) the termination of this Agreement in its entirety or (z) with respect to any individual IPP, the termination of this Agreement with respect to such IPP, (i) the Company shall refrain from commencing any new litigation or regulatory proceeding the outcome of which could have a material adverse effect on any IPP or any IPP's rights or obligations under its Existing PPA, including the purchase of power thereunder, (ii) each IPP shall refrain from commencing any new litigation or regulatory proceeding potentially adversely affecting the Company or the Company's rights or obligations under the Existing PPAs, including the purchase of power thereunder, except that an IPP may commence any such litigation or proceeding, or assert any claim, in response to any action or proceeding, including but not limited to any proceeding with respect to

Curtailment, initiated (whether before or after the date of this Agreement) by the Company or any Governmental Authority and except, further, that each Party may commence any litigation or proceeding, or assert any claim, arising out of any breach of this Agreement or of any Existing PPA or other agreement relating to the delivery of power under an Existing PPA, and (iii) each Party accordingly agrees to waive any statute of limitations for such period that would otherwise bar such proceedings unless commenced during such period.

         (c) The Parties, within thirty-five (35) days after the date of this Agreement, also shall determine the appropriate judicial and regulatory bodies to which to apply, and the text of the necessary notices, motions or applications to be filed, in order to effectuate the dismissals and withdrawals contemplated by the provisions of Sections 8.8(b) and 9.8(b), which are to be delivered and subsequently filed pursuant to such Sections as of the Consummation Date.

         6.11. Conduct of Business. Except as expressly permitted by this Agreement or set forth in Schedule 6.11, from the date of this Agreement until the Consummation Date, the Company (a) shall conduct the business and operations of the Company in accordance with past practice and in the ordinary course of business; (b) shall not enter into any transaction or perform (or fail to perform) any act which would constitute a material breach of the representations, warranties, covenants and agreements of the Company contained herein, whether as of the date of this Agreement or as of the Consummation Date;
(c) shall not make any amendment or modification of the Certificate of Incorporation or By-Laws of the Company which would be reasonably likely to have a material and adverse effect on any rights of the IPPs pursuant to this Agreement or any agreement to be entered into pursuant hereto; (d) shall not effect any issuance, sale or other disposition of any shares of the Company's capital stock; (e) shall not make any declaration, setting aside, or payment or other distribution in cash or property in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company; and (f) shall not make any material change or increase in any compensation arrangement or agreement (including but not limited to any grant of stock appreciation rights) with any officer, director or executive employee of the Company outside the ordinary course of business. In addition, the Company shall promptly notify the IPPs of any happening or event which has, or which is reasonably likely to result in, a Material Adverse Effect on the Company.

         6.12. Public Disclosure. Except as otherwise provided in this Agreement, from the date of this Agreement until the Consummation Date or sooner termination of this Agreement in its entirety, no Party to this Agreement shall directly or indirectly make or cause to be made any public announcement or issue any public notice in any form with respect to this Agreement or the transactions contemplated hereby, without the consent of the other Parties except if in the opinion of such Party's counsel it is required by the securities laws of the United States or the rules of the NYSE or any other securities exchange or market on which the securities of such Party or its Affiliates are quoted or traded to make such disclosure. The Parties agree, to the extent practicable, to consult with each other regarding any such public announcement in advance thereof.

         6.13. Further Assurances. Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use its Reasonable Best Efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement, and to satisfy all of the conditions to the consummation of the transactions contemplated by this Agreement to be satisfied by such Party, including using its Reasonable Best Efforts to obtain all necessary consents, approvals, qualifications, orders, authorizations, extensions, waivers, exemptions and other actions or inactions from all applicable Governmental Authorities, third parties, boards of directors, shareholders and partners, and effecting all necessary registrations and filings.

         6.14. No Accumulation. Each IPP covenants and agrees that from the date of this Agreement until the earlier to occur of (x) the Effective Time, (y) the termination of this Agreement in its entirety or (z) the termination of this Agreement with respect to such IPP, it shall not, directly or indirectly, alone or in concert with others, except for the acquisition of the Company Shares pursuant to this Agreement, acquire, offer to acquire or agree to acquire, by purchase, gift or otherwise, beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any of the Company's outstanding Common Stock. Each IPP covenants and agrees that such IPP, together with any Affiliates of such IPP (to the knowledge of such IPP, without any duty of inquiry, with respect to any Affiliates of such IPP), shall not, on the Consummation Date, be the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than five percent (5%) of the then outstanding Common Stock of the Company (assuming the number of shares of Common Stock outstanding as of the Consummation Date is not less than 190,390,600 shares) except for a certain group of Affiliate IPPs who shall be the beneficial owners of not more than five and six-tenths percent (5.6%) of the then outstanding Common Stock of the Company.

         6.15. Tax Rulings. The Company agrees to permit the IPPs' Special Counsel, and each IPP agrees to permit the Company's tax counsel, to review and comment on all requests for federal, state or local tax rulings to be made in connection with the Restructuring, and to provide to such other Party's counsel copies of all tax ruling requests a reasonable period of time prior to the submission of same. The Company hereby consents to the IPPs seeking such tax rulings within the meaning of, and agrees to pay the fees and expenses of the IPPs' Special Counsel in connection with any such tax ruling requests pursuant to, the IPPs' Special Counsel Fee Letter.

         7. INTENTIONALLY LEFT BLANK


         8. CONDITIONS TO EACH IPP'S OBLIGATIONS ON THE CONSUMMATION DATE

         The obligations of each IPP (severally and not jointly) to consummate the Restructuring and make the deliveries specified in Section 10 to be made by it on the Consummation Date are subject to the satisfaction on or before the Consummation Date (or, if otherwise set forth in Section 10.1(c), the Conditions Determination Date) of each of the following conditions, the waiver of which shall not be effective against any IPP unless such IPP gives its consent in writing thereto or such waiver is deemed to be given pursuant to Section 10.1(c):

         8.1. Representations and Warranties. The representations and warranties of the Company contained in Section 4 shall be true in all material respects on and as of the Consummation Date with the same effect as though such representations and warranties had been made on and as of the Consummation Date (or on the date when made in the case of any representation or warranty which expressly relates to an earlier date).

         8.2. Performance. The Company shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Consummation Date.

         8.3. Representation Letter; Secretary's Certificate; Opinion of the Company's Counsel. The IPP shall have received on the Consummation Date (a) a representation letter executed by the Company in substantially the form annexed as Exhibit 8.3A, (b) a certificate of the Secretary of the Company certifying
(i) the Certificate of Incorporation and By-Laws of the Company, (ii) the resolutions of the Board of Directors and shareholders of the Company authorizing the transactions contemplated by this Agreement and (iii) the incumbency of any officers of the Company executing this Agreement or any agreements to be executed by the Company pursuant hereto, in form and substance reasonably satisfactory to such IPP, and (c) an opinion, from Sullivan & Cromwell and/or Swidler & Berlin, outside counsel for the Company, dated the Consummation Date, in substantially the form annexed as Exhibit 8.3C.

         8.4. Regulatory Approvals. The IPP shall have received on or before the Consummation Date each IPP Regulatory Approval and, if the IPP will benefit therefrom or be affected thereby, any NMPC Regulatory Approval set forth in the NMPC Status Notice, in a form reasonably acceptable to the IPP, and each such Regulatory Approval shall be in full force and effect and either (i) shall be final and non-appealable or (ii) if not final and non-appealable, shall not be subject to the possibility of appeal, review or reconsideration which, in the opinion of the IPP, is reasonably likely to be successful and, if successful, would have a Material Adverse Effect on such IPP.

         8.5. No Injunction, Action or Proceeding. (a) No court or Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect on the Consummation Date and which restrains, enjoins or otherwise prohibits consummation of the transactions contemplated hereby and (b) no claim, action, suit, investigation or other proceeding brought by a Governmental Authority or third party concerning the transactions contemplated by this Agreement shall be pending which in the opinion of such IPP is reasonably likely to be successful and which, if adversely determined, would grant relief from or against such IPP which is reasonably likely to have a Material Adverse Effect on such IPP.

         8.6. No Material Adverse Event. Between September 30, 1996 and the Consummation Date, there shall not have occurred any event or condition (including but not limited to any action or inaction of any Governmental Authority) which has had or may reasonably be expected to have a Material Adverse Effect on the Company (provided, however, that neither (i) the impact of the Existing PPAs nor (ii) the transactions contemplated by this Agreement shall constitute a Material Adverse Effect on the Company).

         8.7. Contracts. The Company and the IPP shall have executed and delivered to the Escrow Agent the respective Termination Agreement, Amended PPA, Restated Contract(s), NorCon Agreement or Oxbow Agreement, as applicable, in accordance with Section 2.8, on or before the Conditions Determination Date.

         8.8. General Release; Withdrawal of Litigation.

         (a) The IPP shall have received from the Company on the Consummation Date a general release, in form and substance reasonably satisfactory to the IPP, of all claims, liabilities or obligations of or against the IPP which the Company had, has or may have with respect to facts, circumstances or occurrences existing on or arising at any time through and including the Effective Time arising out of or in connection with such IPP's Existing PPA, except claims, liabilities or obligations (i) arising out of or in connection with this Agreement, (ii) arising out of or in connection with any litigation, regulatory proceedings or pleadings which are not to be dismissed and withdrawn (or effectively withdrawn) by the Company pursuant to Section 8.8(b) and (iii) unless dismissed or withdrawn pursuant to Section 8.8(b), arising out of or in connection with any payment due to the Company, whether or not disputed, for any services provided by the Company pursuant to the Existing PPA or any related gas transportation, peak shaving, interconnection or other related agreement between the Company and the

IPP, provided that if such payment relates to any period more than sixty (60) days prior to the date of this Agreement the Company's entitlement to such payment shall have been set forth in a writing given to the IPP on or before June 15, 1997. The Parties acknowledge and agree that all claims, liabilities and obligations relating to tracking, adjustment or advance payment account provisions under any Existing PPA shall be extinguished as of the Effective Time (and such extinguishment shall be reflected in the general release).

         (b) In addition, the IPP shall have received from the Company (i) an original counterpart of a stipulation or other appropriate document(s), in form and substance reasonably satisfactory to the IPP, sufficient to dismiss or withdraw as to the IPP (except as otherwise provided in the footnotes thereto) the litigation, proceedings and pleadings, as the case may be, listed on
Schedule 8.8 with respect to such IPP and (ii) with respect to the proceedings listed on Schedule 6.10B, an original counterpart of a stipulation or other appropriate document(s), in form and substance reasonably satisfactory to the IPP, sufficient to effectively withdraw such proceedings as to the IPP, in each case by the Company, with prejudice and with no costs awarded, as of the Consummation Date. Following the Consummation Date the Company shall take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable as may be requested by the IPP to file all such documents and fully effectuate all such dismissals and withdrawals.

         8.9. Intentionally Left Blank.

         8.10. Third Party Contracts; IPP Approvals. The IPP (a) (i) shall have obtained a satisfactory amendment, restructuring, assignment or termination of, or consents or approvals with respect to, or releases from, its existing third party agreements, including but not limited to fuel supply, transportation, financing, lease, operations and steam supply agreements, relating to or arising out of such IPP's Existing PPA or the termination, amendment or amendment and restatement, as the case may be, of such IPP's Existing PPA and (ii) with respect to any IPP which is not entering into a Termination Agreement, shall have entered into new third party agreements with fuel suppliers, transporters, lenders, lessors, power and fuel marketers and other third parties, in the case of both (i) and (ii) in a manner that (x) will enable such IPP to restructure its Project on an economic basis reasonably satisfactory to such IPP and (y) will accommodate the terms of this Agreement without reducing the economic value of the transactions contemplated by this Agreement to such IPP and otherwise in a manner reasonably satisfactory to such IPP (each, an "IPP/Third Party Consent") and (b) shall have obtained all other necessary or appropriate approvals, including corporate and partnership approvals of the IPP and its partners of the transactions contemplated by this Agreement (each, an "IPP Approval").

         8.11. Gas Mitigation. The IPP shall be reasonably satisfied that all liabilities and obligations of all Gas IPPs to all Gas Mitigation Third Parties have been released, satisfied or amended or will be released, satisfied or amended as of the Consummation Date, in a manner that (x) will enable such IPP to restructure its Project on an economic basis reasonably satisfactory to such IPP and (y) will accommodate the terms of this Agreement without reducing its economic value to such IPP and otherwise in a manner reasonably satisfactory to such IPP.

         8.12. Registration of Company Shares. With respect to the Company Shares, (a) the Shelf Registration Statement (in accordance with the terms set forth in Section 3.6) shall have been declared effective by the SEC, shall be effective as of the Consummation Date, no stop order or similar proceeding relating to the Shelf Registration Statement shall be pending or threatened, and there shall be no happening or event which requires the Company to amend or supplement the Shelf Registration Statement (unless such amendment or supplement has been filed) or which otherwise prevents the sale by the IPP of any Company Shares pursuant to the Shelf Registration Statement as of and after the Consummation Date (and, in furtherance thereof, the Company shall file not later than the next Business Day following the Consummation Date its Current Report on Form 8-K disclosing the consummation of the Restructuring), (b) the Company shall have taken such action as shall be necessary to qualify, or to obtain an exemption for, the sale to the IPPs pursuant to this Agreement of the Company Shares under such of the securities laws of jurisdictions in the United States as shall be applicable to the sale of the Company Shares pursuant to the Shelf Registration Statement and (c) the Company Shares shall have been duly listed on the NYSE.

         8.13. Payment of Fees. The fees and expenses of WP&Co., the IPPs' Special Counsel and the IPPs' Local Regulatory Counsel incurred through and including the Consummation Date that the Company has agreed to pay pursuant to the WP&Co. Fee Letter, the IPPs' Special Counsel Fee Letter and the IPPs' Local Regulatory Counsel Fee Letter, respectively, and the fees and expenses of the Depositary incurred through and including the Consummation Date, shall have been paid in full at or prior to the Consummation Date.


9.       CONDITIONS TO THE COMPANY'S OBLIGATIONS ON THE
         CONSUMMATION DATE

         The obligations of the Company to consummate the Restructuring and make the deliveries specified in Section 10 to be made by it on the Consummation Date with respect to each IPP (severally but not jointly) are subject to the satisfaction on or before the Consummation Date (or, if otherwise set forth in Section 10.1(b), the Conditions Determination Date) of each of the following conditions, the waiver of which shall not be effective against the Company unless the Company gives its consent in writing thereto or such waiver is deemed to be given pursuant to Section 10.1(b):

         9.1. Representations and Warranties. The representations and warranties of such IPP contained in Section 5 shall be true in all material respects on and as of the Consummation Date with the same effect as though such representations and warranties had been made on and as of the date of the Consummation Date (or on the date when made in the case of any representation or warranty which expressly relates to an earlier date).

         9.2. Performance. Such IPP shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Consummation Date.

         9.3. Representation Letter; Secretary's Certificate; Opinion of IPP's Counsel. The Company shall have received on the Consummation Date (a) a representation letter executed by such IPP in substantially the form annexed as
Exhibit 9.3A, (b) a certificate of the Secretary of such IPP (or the managing general partner of such IPP) certifying (i) the resolutions of the Board of Directors and shareholders of such IPP (or such managing general partner) or partners of such IPP authorizing the transactions contemplated by this Agreement and (ii) the incumbency of the officers of such IPP executing this Agreement or any agreements to be executed by such IPP pursuant hereto, in form and substance reasonably satisfactory to the Company, and (c) an opinion or opinions from counsel for such IPP (which may be such IPP's in-house counsel), dated the Consummation Date, in substantially the form annexed as Exhibit 9.3C.

         9.4. Regulatory Approvals. The Company shall have received on or before the Consummation Date each NMPC Regulatory Approval and, if the Company will benefit therefrom or be affected thereby, any IPP Approval set forth in any IPP Status Notice, in a form reasonably acceptable to the Company, and each such Regulatory Approval shall be in full force and effect and either (i) shall be final and non-appealable or (ii) if not final and non-appealable, shall not be subject to the possibility of appeal, review or reconsideration which, in the opinion of the Company, is reasonably likely to be successful and, if successful, would have a Material Adverse Effect on the Company.

         9.5. No Injunction, Action or Proceeding. (a) No court or Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect on the Consummation Date and which restrains, enjoins or otherwise prohibits consummation of the transactions contemplated hereby and (b) no claim, action, suit, investigation or other proceeding brought by a Governmental Authority or a third party concerning the transactions contemplated by this Agreement shall be pending which in the opinion of the Company is reasonably likely to be successful and which, if adversely determined, would grant relief from or against the Company which is reasonably likely to have a Material Adverse Effect on the Company.

         9.6. Contracts. The Company and such IPP shall have executed and delivered to the Escrow Agent the respective Termination Agreement, Amended PPA, Restated Contract(s), NorCon Agreement or Oxbow Agreement, as applicable, in accordance with Section 2.8, on or before the Conditions Determination Date.

         9.7. NMPC/Third Party Consents and NMPC/Third Party Releases. The Company shall have received (a) the NMPC/Third Party Consents, in form and substance reasonably satisfactory to the Company and (b) the NMPC/Third Party Releases with respect to such IPP, in form and substance reasonably satisfactory to the Company, provided, however, that an NMPC/Third Party Release shall be deemed to have been received by the Company in the event such IPP shall elect, in its sole discretion, to provide the Company with an indemnity, in form and substance reasonably satisfactory to the Company, against any claims of the third party under the NMPC/Third Party Agreement resulting from the termination, amendment or amendment and restatement, as the case may be, of such IPP's Existing PPA.

         9.8. General Release; Withdrawal of Litigation.

         (a) The Company shall have received from the IPP on the Consummation Date a general release, in form and substance reasonably satisfactory to the Company, of all claims, liabilities or obligations of or against the Company which the IPP had, has or may have with respect to facts, circumstances or occurrences existing on or arising at any time through and including the Effective Time, arising out of or in connection with such IPP's Existing PPA, except claims, liabilities or obligations (i) arising out of or in connection with this Agreement, (ii) arising out of or in connection with any litigation or regulatory proceedings which are not to be dismissed and withdrawn by the IPP pursuant to Section 9.8(b) and (iii) unless dismissed or withdrawn pursuant to
Section 9.8(b), arising out of or in connection with any payment due to the IPP, whether or not disputed, for any power or services purchased by the Company pursuant to the Existing PPA or any related gas transportation, peak shaving, interconnection or other related agreement between the Company and the IPP, provided that if such payment relates to any period more than sixty (60) days prior to the date of this Agreement, the IPP's entitlement to such payment shall have been set forth in a writing given to the Company on or before June 15, 1997. The Parties acknowledge and agree that all claims, liabilities and obligations relating to tracking, adjustment or advance payment account provisions under any Existing PPA shall be extinguished as of the Effective Time (and such extinguishment shall be reflected in the general release).

         (b) In addition, the Company shall have received from the IPP an original counterpart of a stipulation or other appropriate document(s), in form and substance reasonably satisfactory to the Company, sufficient to dismiss or withdraw as to the Company by the IPP (except as otherwise provided in the footnotes thereto) the litigation, proceedings and pleadings, if any, as the case may be, listed on Schedule 8.8 with respect to such IPP, with prejudice and with no costs awarded, as of the Consummation Date. Following the Consummation Date the IPP shall take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable as may be requested by the Company to file all such documents and fully effectuate all such dismissals and withdrawals.

         9.9. Board and Shareholder Approvals. This Agreement and the transactions contemplated hereby shall have been approved by (a) the Company's Board of Directors and, (b) to the extent required, by the Company's shareholders.

         9.10 NMPC Financing. The Company shall have consummated (a) the Public Offering of the Debt Securities and (b) the other financing transactions set forth on Schedule 9.10 hereto, on terms reasonably satisfactory to the Company.


10.      SATISFACTION OF CONDITIONS; CONSUMMATION

         10.1. Notice of Satisfaction or Waiver of Conditions.

         (a) The Company shall notify the IPPs' Special Counsel, and each IPP shall notify the Company and the IPPs' Special Counsel, (i) not less frequently than monthly, of the satisfaction of any of the conditions to the obligations of such Party pursuant to Sections 8 or 9 of this Agreement and/or (ii) promptly, in the event such Party shall receive notice or information from any Governmental Authority or third party indicating that the conditions to the obligations of such Party pursuant to Sections 8 or 9 of this Agreement cannot be, or are not reasonably likely to be, satisfied on or before the Expiration Date.

         (b) On or within three (3) Business Days before the Conditions Determination Date, the Company shall give a notice to each IPP (the "NMPC Status Notice") setting forth:

               (i) a description of each NMPC Regulatory Approval which the Company has obtained or is seeking to obtain pursuant to the provisions of Section 6.6(a) or (c), including the name of the Governmental Authority, the specific findings, approvals and authorizations obtained or sought to be obtained, all notices given or received and all actions taken in connection therewith, and the status thereof, together with a representation and warranty of the Company that to the best knowledge of the Company the NMPC Regulatory Approvals described therein are the only Regulatory Approvals required as of such date with respect to the consummation of the Company's obligations hereunder;

               (ii) whether the conditions to the Company's obligations set forth in Sections 9.7 (NMPC/Third Party Consents and NMPC/Third Party Releases) have been satisfied. In the event any condition set forth in
          Section 9.7 has not been satisfied by the Conditions Determination Date, then the Company, pursuant to the NMPC Status Notice, either (x) shall be deemed to have waived any such condition (except that any such waiver shall not be deemed a waiver of any condition in Section 9.9(b) or Section 9.10) or (y) shall elect to terminate this Agreement pursuant to Section 12.1(e);

               (iii) the status of (x) the Shelf Registration
         Statement with respect to the Company Shares, (y) the Debt Registration Statement with respect to the Public Offering of the Debt Securities and the other financing transactions set forth on Schedule 9.10 and (z) the Proxy Statement and the shareholder approval to be obtained thereby; and

               (iv) whether, to the best of the Company's knowledge, there is any reason why any other condition to either the Company's or any IPP's obligations pursuant to Sections 8 or 9 will not be satisfied on or before the Expiration Date (excluding any condition the satisfaction of which is solely within the control of any IPP).

         (c) On or within three (3) Business Days before the Conditions Determination Date, each IPP shall give a notice to the Company and the IPPs' Special Counsel (an "IPP Status Notice") setting forth:

               (i) a description of each IPP Regulatory Approval which the IPP has obtained or is seeking to obtain pursuant to the provisions of
          Section 6.6(b), including the name of the Governmental Authority, the specific findings, approvals and authorizations obtained or sought to be obtained, all notices given or received and all actions taken in connection therewith, and the status thereof, together with a representation and warranty by the IPP that to the best knowledge of such IPP the IPP Regulatory Approvals described therein and, at such IPP's option, in the NMPC Status Notice are the only Regulatory Approvals required as of such date with respect to the consummation of the IPP's obligations hereunder;

               (ii) whether the conditions to the IPP's obligations set forth in Sections 8.10 (IPP/Third Party Consents; IPP Approvals) and 8.11 (Gas Mitigation) have been satisfied. In the event any condition set forth in Section 8.10 or 8.11 has not been satisfied by the Conditions Determination Date, then the

          IPP, pursuant to the IPP Status Notice, either (x) shall be deemed to have waived any such condition or (y) shall elect to terminate this Agreement pursuant to Section 12.2(c) as of the Conditions Determination Date;

               (iii) whether, to the best of the IPP's knowledge, there is any reason why any other condition to either the Company's or such IPP's obligations pursuant to Sections 8 or 9 will not be satisfied on or before the Expiration Date (excluding any condition the satisfaction of which is solely within the control of the Company or any other
          IPP).

         (d) Within ten (10) days after the Conditions Determination Date, the Company either (x) shall be deemed to have waived the condition set forth in
Section 9.9(a) or (y) by notice given on or before such date shall elect to terminate this Agreement pursuant to Section 12.1(e), effective as of the date of such notice.

         10.2. Consummation Date. The consummation of the Restructuring and other transactions contemplated by this Agreement (the "Consummation") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York. Within fifteen (15) days after the Conditions Determination Date, the Parties shall mutually agree on a schedule to achieve the Consummation by a date certain (the "Scheduled Date") and thereafter the Parties shall use their Reasonable Best Efforts to achieve the Consummation by the Scheduled Date. The Consummation shall occur on the later to occur of (i) the Scheduled Date and (ii) the third (3rd) Business Day following the satisfaction or waiver of all of the Parties' conditions set forth in Sections 8 and 9, or shall take place at such other place or on such other date as the Parties may mutually agree. In no event shall the Consummation occur sooner than December 31, 1997 or later than the Expiration Date. The date on which the Restructuring and other transactions contemplated by this Agreement actually are consummated is referred to herein as the "Consummation Date."

         10.3. Deliveries by the Company.

         (a) On the Consummation Date, the Company shall deliver to the Depositary, on behalf of the IPPs, (i) the Cash Payment, in the manner described in Section 3.3; (ii) the Company Shares, in the manner described in Sections 3.3 and 3.6; and (iii) the Short-Term Notes or Additional Cash Payment, as applicable, in the manner described in Section 3.3.

         (b) On the Consummation Date, the Company shall deliver to the Escrow Agent, on behalf of the IPPs, all other agreements, instruments, certificates, resolutions, opinions and other documents (including but not limited to the general releases and the dismissals and withdrawals of litigations, regulatory proceedings and pleadings contemplated by Section 8.8(b)) required to be delivered by the Company on or before the Consummation Date pursuant to this Agreement, either in the respective form annexed as an Exhibit to this Agreement, if applicable, or in form and substance reasonably satisfactory to each IPP and the IPPs' Special Counsel.

         10.4. Deliveries by the IPPs. On the Consummation Date, each IPP (as applicable) shall deliver to the Escrow Agent, on behalf of the Company, all other agreements, instruments, certificates, resolutions, opinions and other documents (including but not limited to the general releases and the dismissals and withdrawals of litigations and regulatory proceedings contemplated by
Section 9.8(b)) required to be delivered by such IPP on or before the Consummation Date pursuant to this Agreement, either in the respective form annexed as an Exhibit to this Agreement, if applicable, or in form and substance reasonably satisfactory to the Company and its counsel.

         10.5. Deliveries by the Depositary and the Escrow Agent. On the Consummation Date, the Parties shall execute and deliver to the Depositary and the Escrow Agent such authorizations and instructions as may be required to cause the Depositary and the Escrow Agent to deliver (i) counterparts of the Contracts, the Shareholder's Agreement, the Registration Rights Agreement and all other agreements, instruments, certificates, resolutions, opinions and other documents delivered by the Parties to the Escrow Agent pursuant to this Agreement (excluding the Allocation) to the Company and the respective IPPs, as applicable, and (ii) the Cash Payment, Company Shares, Short-Term Notes and/or Additional Cash Payment, as applicable, delivered by the Company to the Depositary pursuant to this Agreement, to the respective IPPs or their designees.


11. REGULATORY AND OTHER MATTERS

         11.1. Maintenance of QF Status.

         (a) Each IPP (whether or not it is to enter into the Amended PPA or Restated Contract) shall have the right, but not the obligation, to obtain and/or maintain its status as a state and/or federal qualifying facility ("QF") under New York law (including compliance with NYPSL ss.2(2-a)) and/or PURPA, respectively, but the Company's obligations under each Contract shall continue as a matter of contract right regardless of whether the IPP maintains its state or federal QF status. Following the Consummation Date, the Company shall not implement or continue to implement any QF Monitoring Program with respect to any IPP. Notwithstanding the foregoing, failure to comply with the requirements applicable to state and/or federal QF status under New York law (including compliance with NYPSL ss.2(2-a)) shall have no adverse effect on the IPP or the Company's continuing performance under any Contract.

         (b) In the event an IPP (whether or not it is to enter into the Amended PPA or Restated Contract) wishes to qualify or perform as an Exempt Wholesale Generator ("EWG") under Section 32 of PUHCA and the FERC's regulations promulgated thereunder, as the same may be amended, modified or restated from time to time, whether before or after the Consummation Date, the Company shall cooperate with (including, without limitation, by providing consents and affidavits), and shall not take any action to oppose, impede or subvert, such IPP's efforts to obtain appropriate regulatory exemptions and approvals, including market-based rate approval.

         (c) Each IPP shall have the right to have the Company wheel the output of its Project to third parties pursuant to applicable law, or the Company's, or other companies', duly filed transmission and distribution tariffs or schedules.

         (d) Except to the extent that the contract price under the Amended PPA or Restated Contract is or may be based thereon, from and after the Consummation Date (i) each IPP shall waive any statutory right it may have under Section 66-c of NYPSL pursuant to which such IPP may demand a 6(cent) per KWh minimum power purchase rate from the Company and (ii) each IPP shall waive, for itself and for the successors and assigns of its respective Project, with respect to its Project, any statutory right it may have under PURPA or NYPSL to require the Company to enter into a power purchase contract or otherwise take the output of such IPP's Project, provided, however, that prior to the end of the Proxy-Market Price Period the Company agrees, at the IPP's request, to act as agent for each IPP (or, if necessary to effectuate such sales to the New York Power Pool, by purchase and resale of each IPP's capacity and energy, at no cost to the Company), for the sale on up to a monthly basis, of each such Project's capacity and energy to the New York Power Pool or any third party, in each case on a nondiscriminatory basis with respect to the Company's or any third party's capacity and energy, at no cost to such IPP. The Company agrees to use its Reasonable Best Efforts to effect such sales on the most favorable terms, including price, to the IPP, giving consideration to the quantity, term and market conditions prevailing at the time of sale. For purposes of this Section 11.1(d), the Proxy-Market Price Period shall have the meaning set forth in Exhibit A, except that the Proxy-Market Price Period shall commence as of the Effective Time, the last sentence of the definition contained in Exhibit A shall not be applicable, and this provision shall apply whether or not such IPP is to enter into the Amended PPA or a Restated Contract. Further, nothing herein shall be construed to constitute a waiver by any IPP of any other rights it may have under PURPA, NYPSL or applicable law, including rights with respect to back-up services, interconnection, reactive power or similar rights, whether or not a contract is required or desirable.

         11.2. Competitive Transition Charge; Retail Bypass.

         (a) Each IPP covenants not to take any action to oppose, impede or subvert the Company's entitlement to recover Competitive Transition Charges from any party other than an IPP and its Affiliates (except in their capacities as retail customers), including the level, design or duration of such charges, and the imposition of such charges on backup power services (including services to self-generators); provided, however, that each IPP reserves the right to challenge any proposal that discriminates against one source of generation relative to another or places any IPP or its Affiliates at a competitive disadvantage as compared to other generators or suppliers. Each IPP agrees not to support in any regulatory or judicial proceeding any effort by a customer of the Company to avoid payment of a Competitive Transition Charge. The provisions of this Section shall not apply to any IPP following (x) the termination of this Agreement in its entirety or (y) the termination of this Agreement with respect to such IPP.

         (b) Each IPP agrees that, between the date of this Agreement and the earlier to occur of (x) the Effective Time, (y) the termination of this Agreement in its entirety or (z) the termination of this Agreement with respect to such IPP, it will not (other than to the Company or any Affiliate of the Company) provide electric power directly or indirectly to an existing retail customer of the Company located in the Company's retail service territory or to a person or entity which directly or indirectly provides electric power to any such retail customer, unless pursuant to an agreement approved by the PSC. The provisions of this Section 11.2(b) shall not apply to (i) sales by any IPP permitted as of the date of this Agreement, (ii) the sale of electricity by any IPP to a utility, including the Company, (iii) the provision by any IPP of its internal auxiliary load or (iv) any sales by any power marketing or retail energy services Affiliate of any IPP.

         11.3. Consistent Tax Reporting. The Company and each applicable IPP agree that the terms and conditions to be contained in each Restated Contract and Fixed Price Swap Contract are and shall be the result of arms-length negotiations. The Company will not treat the Restated Contracts or Fixed Price Swap Contracts in a manner that is inconsistent with the character of such Restated Contracts or Fixed Price Swap Contracts, as the case may be, for income tax and reporting purposes as bona fide hedging or delivery agreements and will not claim a deduction or loss for income tax purposes in respect of such Restated Contracts or Fixed Price Swap Contracts prior to a taxable year in which (i) payments pursuant to such Restated Contracts or Fixed Price Swap Contracts are paid or accrue pursuant to the terms thereof or (ii) such Restated Contracts or Fixed Price Swap Contracts lapse, terminate or are canceled, unless required to do so pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

12.      TERMINATION OF AGREEMENT

         12.1. Events of Termination of the Agreement in its Entirety. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Consummation Date:

         (a) by the mutual written consent of all the Parties, or pursuant to
Section 2.7(b);

         (b) by the IPPs, acting unanimously, if the Company breaches in any material respect any of its covenants or agreements contained in this Agreement, or any of its representations or warranties contained in this Agreement is inaccurate in any material respect when made, and such breach or misrepresentation is not cured to the reasonable satisfaction of the IPPs, acting unanimously, within ten (10) days after the date notice of such breach or misrepresentation is given to the Company (or, if such breach or misrepresentation is not reasonably capable of cure within such ten (10) day period but is capable of cure, such longer period as may be reasonably necessary to effect such cure, not to exceed thirty (30) days in the aggregate, provided that during the period of such extension the Company uses Reasonable Best Efforts to effect such cure);

         (c) by the Company, if all of the IPPs breach in any material respect any of their respective covenants or agreements contained in this Agreement, or any of their respective representations or warranties contained in this Agreement is inaccurate in any material respect when made, and such breach or misrepresentation is not cured to the reasonable satisfaction of the Company for more than ten (10) days after the date notice of such breach or misrepresentation is given to all IPPs (or, if such breach or misrepresentation is not reasonably capable of cure within such ten (10) day period but is capable of cure, such longer period as may be reasonably necessary to effect such cure, not to exceed thirty (30) days in the aggregate, provided that during the period of such extension the IPPs use Reasonable Best Efforts to effect such cure);

         (d) by the Company, if the Company determines, in its sole discretion, that, as a result of the termination of this Agreement with respect to one or more but not necessarily all of the IPPs, the benefits anticipated to be received by the Company as a result of the transactions contemplated by this Agreement have been materially and adversely affected (provided that any notice of termination solely as a result of the termination of this Agreement with respect to NorCon and/or Oxbow pursuant to Sections 2.5 or 2.6, respectively, shall be made not later than ten (10) Business Days after receipt of the Depositary's certification pursuant to Section 12.4(b) following the termination of this Agreement with respect to NorCon and/or Oxbow, as the case may be; and provided, further, that the Company may not terminate this Agreement pursuant to this Section 12.1(d) following delivery by the Company of a sub-clause (y) notice pursuant to Section 2.7(b), unless any of the IPPs which are not identified in such sub-clause (y) notice shall thereafter have been terminated from this Agreement prior to the Consummation Date; or

         (e) by the Company, if the Company determines, in the Company's sole discretion, that any of the conditions (which have not previously been waived) to the Company's obligations set forth in Section 9 are not reasonably likely to be satisfied (and the Company is not willing to waive same) on or before the Expiration Date, provided that the Company may not terminate this Agreement pursuant to this Section 12.1(e) prior to the Conditions Determination Date, except that the Company may terminate this Agreement prior to the Conditions Determination Date if the PSC Approval has been denied or if no PSC action has been taken as of a date at which it is no longer possible for the Consummation to occur by the Expiration Date.

         12.2. Events of Termination with respect to One or More of the IPPs. This Agreement may be terminated by or with respect to any one or more but not necessarily all of the IPPs, and the transactions contemplated hereby may be abandoned by or with respect to any one or more but not necessarily all of the IPPs, at any time prior to the Consummation Date:

         (a) by the mutual written consent of the Company and any one or more IPPs or pursuant to Sections 2.5, 2.6 or 2.7(b) hereof; provided, however, that in the case of any termination pursuant to this Section 12.2(a), this Agreement shall be terminated with respect to such terminating or terminated IPP(s) only;

         (b) by any one or more IPPs, acting singly, if the Company breaches in any material respect any of its covenants or agreements contained in this Agreement or any of its representations or warranties contained in this Agreement is inaccurate in any material respect when made, and such breach or misrepresentation is not cured to the reasonable satisfaction of such IPP(s) within ten (10) days after the date notice of such breach or misrepresentation is given to the Company (or, if such breach or misrepresentation is not reasonably capable of cure within such ten (10) day period but is capable of cure, such longer period as may be reasonably necessary to effect such cure, not to exceed thirty (30) days in the aggregate, provided that during the period of such extension the Company uses Reasonable Best Efforts to effect such cure); provided, however, that in the case of any termination pursuant to this Section 12.2(b), this Agreement shall terminate with respect to such terminating IPP(s) only;

                  (c) by any one or more IPPs, acting singly, if any such IPP determines, in such IPP's sole discretion, (i) that any of the conditions (which have not previously been waived) to such IPP's obligations set forth in Sections 8 are not reasonably likely to be satisfied (and such IPP is not willing to waive same) on or before the Expiration Date, (ii) that the NMPC Restructuring, as implemented or proposed to be implemented by the Company at any time, has had or is reasonably likely to have a material adverse effect on such IPP with respect to the transactions contemplated hereby, (iii) that appropriate exemptions or waivers from the regulation or jurisdiction of any Governmental Authority resulting from this Agreement or any of the transactions contemplated hereby with respect to such IPP, its partners or Affiliates, individually or collectively, from which it or they were previously exempt, including but not limited to SEC or FERC regulation under PUHCA, PSC regulation under the NYPSL, and FERC regulation under the Federal Power Act, are not reasonably likely to be obtained on or before the Expiration Date, and this Agreement is not conformed prior to the Consummation Date in a manner mutually satisfactory to the Parties as may be necessary in order for the IPP, its partners or Affiliates, to avoid becoming subject to such regulation or jurisdiction, (iv) that such IPP is, or is reasonably likely to be, subject to any Curtailment with respect to its Existing PPA (whether authorized to do so before or after the date of this Agreement), or (v) that such IPP is unable to effect the Restructuring in a manner contemplated by Section 6.2; or upon any merger or consolidation of the Company with or into any other entity (except as permitted by Schedule 6.11); provided, however, that in the case of any termination pursuant to this Section 12.2(c), this Agreement shall terminate with respect to such terminating IPP(s) only; or

         (d) by the Company, if any IPP breaches in any material respect any of its covenants or agreements contained in this Agreement or any of its representations or warranties contained in this Agreement is inaccurate in any material respect when made, and such breach or misrepresentation is not cured to the reasonable satisfaction of the Company for more than ten (10) days after notice of such breach or misrepresentation is given to all IPPs (or, if such breach or misrepresentation is not reasonably capable of cure within such ten
(10) day period but is capable of cure, such longer period as may be reasonably necessary to effect such cure, not to exceed thirty (30) days in the aggregate, provided that during the period of such extension the IPP uses Reasonable Best Efforts to effect such cure); provided, however, that in the case of any uncured breach by less than all of the IPPs, the Company may terminate this Agreement with respect to any such breaching IPP(s) only.

     12.3. Expiration.

         (a) This Agreement shall be terminated, and the transactions contemplated hereby shall be abandoned, without further notice or consent, if for any reason (including but not limited to the non-satisfaction and non-waiver of any of the conditions set forth in Sections 8 and 9 hereof) the Consummation Date has not occurred on or prior to the Expiration Date unless, by mutual written consent of all the Parties, the Parties elect to extend the Expiration Date.

         (b) Notwithstanding the provisions of Section 12.3(a), if the Company and less than all the IPPs desire to extend the Expiration Date (other than as provided in Section 2.7(b), which shall govern any extension pursuant to that Section), this Agreement shall not be terminated and shall instead be extended by the mutual written consent of such Parties; in such event, this Agreement shall be deemed to be terminated

(with the effect described in Section 12.4(b)) with respect to any IPP which does not desire to extend the Expiration Date.

         12.4. Effect of Termination.

          (a) In the event that this Agreement shall terminate in its entirety pursuant to Section 12.1, 12.2 or 12.3(a), then (i) this Agreement shall forthwith terminate and have no further effect, (ii) any Contracts theretofore executed by the Company and any IPPs shall be void ab initio and, if theretofore delivered to the Escrow Agent , shall be destroyed by the Escrow Agent and (iii) no Party shall have any further obligation or liability hereunder (except with respect to any provisions hereof which by their terms expressly survive any termination of this Agreement).

         (b) In the event that this Agreement shall terminate with respect to one or more but less than all of the IPPs pursuant to Section 2.5, 2.6, 2.7(b),
12.2 or 12.3(b), then (i) this Agreement shall terminate forthwith and have no further effect with respect to any such IPP (except with respect to any provisions hereof which expressly survive any termination of this Agreement),
(ii) the Allocable Consideration and the contract quantity under the Amended PPA shall be reduced by the portion of the Allocable Consideration and the contract quantity under the Amended PPA allocated to such IPP pursuant to the original Allocation, (iii) the Allocable Consideration, the contract quantity of energy and the contract quantity of installed capacity under the Restated Contracts shall be reduced by the portion of the Allocable Consideration, the contract quantity of energy and the contract quantity of installed capacity under the Restated Contracts allocated to such IPP pursuant to the original Allocation,
(iv) the aggregate Contract Adjustment shall be reduced by the portion of the Contract Adjustment allocated to such IPP pursuant to the original Allocation, if any, (v) any Contracts theretofore executed by such IPP shall be void ab initio and, if theretofore delivered to the Escrow Agent, shall be destroyed by the Escrow Agent and (vi) the Company shall not have any further obligation or liability to such IPP hereunder and such IPP shall not have any further obligation or liability to the Company or any other IPP hereunder (except with respect to any provisions hereof which expressly survive any termination of this Agreement). In such event, the Depositary shall certify to the Company and the other IPPs the portion of the Allocable Consideration, the contract quantity, the installed capacity and the contract adjustment, as applicable, under the Amended PPA or the Restated Contracts which pursuant to the original Allocation (without regard to any amendment thereof, if any) had been allocated to the IPP so terminated. For purposes hereof, any reduction in the Allocable Consideration due to the termination of this Agreement with respect to an individual IPP shall mean a reduction in both the Cash Payment and Company Shares allocated to such individual IPP pursuant to the Allocation. Except as expressly set forth in this
Section 12.4(b), the termination of this Agreement with respect to one or more but less than all of the IPPs shall not increase or reduce the portion of the Allocable Consideration payable to the remaining IPPs, nor in any way affect the Short-Term Notes or Additional Cash Payment, as applicable, or the terms and conditions, including contract price, of the Contracts, nor in any way affect any other terms of this Agreement with respect to any other IPP, all of which terms shall continue in full force and effect.

         (c) The termination of this Agreement in its entirety pursuant to
Section 12.1, 12.2 or 12.3(a), or the termination of this Agreement pursuant to
Section 2.5, 2.6, 2.7(b), 12.2 or 12.3(b) with respect to one or more but less than all of the IPPs, shall not relieve the Company of any liability to any IPP, or any IPP of any liability to the Company, for damages directly resulting from the breach in any material respect of any covenant or obligation of such Party, or any inaccuracy in any material respect of any representation or warranty of such Party, in each case occurring prior to such termination; and any such termination shall not be deemed to be a waiver of any available remedy for any such breach or misrepresentation. Notwithstanding any other provision contained in this Agreement to the contrary, provided such Party uses its Reasonable Best Efforts with respect to the pursuance of any course of action or result stated herein as requiring the use of Reasonable Best Efforts by such Party, such Party shall not have any liability to any other Party for any failure to achieve such course of action or result. In no event shall (i) any IPP have any liability to any other IPP hereunder or (ii) any Party have any liability for consequential, special or other indirect damages resulting from any breach or misrepresentation. The provisions of this Section 12.4(c) shall survive any termination of this Agreement (either in its entirety or with respect to less than all of the IPPs).

         12.5. Effect on Existing PPAs. In the event of termination of this Agreement as to any IPP for any reason on or prior to the Consummation Date, notwithstanding any other provision of this Agreement, the Parties agree and stipulate that the Existing PPA of such IPP shall continue with the same force and effect as if this Agreement had not been executed by such IPP, and that nothing contained herein shall in any way reduce, mitigate or modify the amount or types of claims, whether asserted or unasserted on the date of this Agreement, that such IPP may have which arise out of or are related to its Existing PPA, and all rights and obligations of the Parties with respect to such Existing PPA shall in no manner be affected or compromised by the terms of this Agreement. Without limiting the foregoing, the Parties acknowledge and agree that none of (i) the execution and delivery of this Agreement or any agreement executed or to be executed pursuant hereto by the Parties, (ii) the submission of this Agreement or any agreement executed or to be executed pursuant hereto to any Governmental Authority for its review and/or approval or (iii) any of the Parties' discussions, negotiations or actions occurring in anticipation of, or subsequent to, the execution of this Agreement or any agreement executed or to be executed pursuant hereto shall (excepting, with respect to any individual IPP, the actual consummation of the Restructuring and other transactions contemplated by this Agreement pertaining to such IPP's Existing PPA), constitute or be deemed or asserted to constitute an amendment or modification to, or a termination, cancellation, rejection, invalidation, suspension or waiver of, any provision, term, condition, right, obligation or requirement contained in or applicable to any Existing PPA or any other contract, instrument or document relating thereto.

         12.6. Bankruptcy Termination. In the event that the Company, at any time on or before the Consummation Date, makes a general assignment or any general arrangement or compromise for the benefit of creditors, files a petition under the Bankruptcy Code or otherwise commences, authorizes or acquiesces in the commencement of a proceeding under any bankruptcy or similar law for the protection of creditors, or has a petition commenced against it, then (i) this Agreement shall terminate forthwith, with the effect described in Section 12.4(a), and (ii) the provisions of Section 12.5 shall apply with respect to the Existing PPAs The Parties agree and stipulate that this Agreement is a contract to (i) extend debt financing to or for the benefit of the Company, (ii) extend financial accommodations to or for the benefit of the Company and (iii) issue one or more securities of the Company. As a consequence, the Parties further agree and stipulate that the provisions of Sections 365(c)(2) and (e)(2)(B) of the Bankruptcy Code, among others, would be applicable and binding on the Parties in the event the Company becomes a debtor under the Bankruptcy Code.


13. NOTICES

         Unless otherwise provided, any notice, consent, approval, authorization, waiver or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the Party to be notified, on the next Business Day after delivery to a nationally recognized overnight courier service, upon confirmation of receipt of a facsimile transmission or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, and addressed to the Party to be notified at the address or facsimile number indicated below for such Party, or at such other address as such Party may designate upon written notice to the other Parties (except that notice of change of address shall be deemed given upon receipt). Notices may be given to the Company on behalf of any or all IPPs by the IPPs' Special Counsel.

         (a) In the case of the Company:

                  Niagara Mohawk Power Corporation
                  300 Erie Boulevard West
                  Syracuse, NY  13202
                  Facsimile:  (315) 428-3406
                  Attn:  William F. Edwards


                  with a copy to:

                  Donaldson Lufkin & Jenrette Securities Corporation 277 Park Avenue
                  New York, NY  10172
                  Facsimile:  (212) 892-7272
                  Attn:  Michael Ranger

                  and with a copy to:

                  Sullivan & Cromwell
                  1701 Pennsylvania Avenue, N.W.
                  Washington, DC 20006
                  Facsimile:  (202) 293-6330
                  Attn:  Janet T. Geldzahler

                  and

                  Swidler & Berlin
                  3000 K Street, N.W., Suite 300
                  Washington, DC 20007
                  Facsimile:  (202) 424-7643
                  Attn:  Steven J. Agresta

         (b) In the case of the IPPs, at the addresses set forth on Schedule A hereto,

                  with a copy to:

                  Wasserstein Perella & Co., Inc.
                  31 West 52nd Street
                  New York, NY 10019
                  Facsimile:  (212) 969-7971
                  Attn:  Kenneth A. Buckfire


                  and with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  590 Madison Avenue
                  New York, NY 10022
                  Facsimile:  (212) 872-1002
                  Attn:  Steven H. Scheinman

14. MISCELLANEOUS

         14.1. Entire Agreement. This Agreement, the Exhibits and Schedules annexed hereto, and the documents and agreements referred to herein or to be executed and delivered pursuant hereto, constitute the entire agreement among the Parties with respect to the subject matter hereof, supersede all prior agreements and understandings, written or oral, among the Parties with respect thereto, and no Party shall be liable or bound to any other Party in any manner by any promises, conditions, warranties, representations, or covenants except as specifically set forth herein or therein. Notwithstanding the foregoing, neither this Agreement, the Exhibits and Schedules hereto, nor the documents and agreements referred to herein or to be executed and delivered pursuant hereto shall be deemed to supersede, terminate, amend or modify any existing written agreement between the Company (or any Affiliate of the Company) and any IPP, unless such existing written agreement is expressly superseded, terminated, amended or modified pursuant to the terms of this Agreement. The provisions of this Section 14.1 notwithstanding, the terms of that certain Agreement to Protect Confidential Information and Discussions executed by, among others, the Company, on June 10, 1996 shall survive in accordance with their terms with respect to all information disclosed thereunder prior to the date of this Agreement.

         14.2. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing and signed by the Party against whom such amendment or waiver is sought to be enforced; provided that the provisions of Section 14.14(c) may be amended by the IPPs without the consent of the Company.

         14.3. Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties. Except as otherwise expressly provided herein, the rights and obligations of the Parties pursuant to this Agreement may not be assigned (other than by operation of law). Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as may be expressly provided in this Agreement.

         14.4. Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         14.5. Severability. If any provisions of this Agreement as applied to any part or to any circumstance or to any Party shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or to any other Party or the validity or enforceability of this Agreement, and the Parties affected thereby shall use Reasonable Best Efforts to negotiate in good faith to make such equitable adjustments to this Agreement as may be appropriate, so as to effect the original intent of such Parties as closely as possible in a mutually acceptable manner.

         14.6. Captions. The table of contents, headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Unless otherwise specified, all references herein to "Sections" refer to Sections in this Agreement.

         14.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.8. Fees. Except for (i) DLJ, the fees and expenses of which the Company has agreed to pay pursuant to a separate agreement, and (ii) WP&Co., the fees and expenses of which the Company has agreed to pay pursuant to a separate agreement dated May 15, 1996, as amended as of the date hereof (as amended, the "WP&Co. Fee Letter"), each Party represents that it neither is nor will be obligated for any investment banking fee, commission or similar fee in connection with the transactions contemplated by this Agreement. The Company agrees to indemnify and hold harmless each IPP from any liability for any commission or compensation in the nature of an investment banking fee, commission or similar fee, and associated expenses (and the costs and expenses of defending against such liability or asserted liability) which is (x) payable to DLJ, (y) payable to WP&Co. pursuant to the WP&Co. Fee Letter or (z) for which the Company or any of the Company's officers, employees or representatives otherwise is responsible. Each IPP (severally and not jointly) agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of an investment banking fee, commission or similar fee, and associated expenses (and the costs and expenses of defending against such liability of asserted liability) for which such IPP or any of such IPP's respective officers, employees or representatives is responsible, other than any such fee or expense which is (x) payable to DLJ, (y) payable to WP&Co. pursuant to the WP&Co. Fee Letter or (z) for which the Company or any of the Company's officers, employees or representatives otherwise is responsible. The provisions of this Section 14.8 shall survive the Consummation Date and any termination of this Agreement (either in its entirety or with respect to less than all of the IPPs). By its execution hereof, each IPP hereby agrees to the terms of the amendment to the WP&Co. Fee Letter dated as of the date hereof.

         14.9. Expenses. Irrespective of whether the Consummation Date shall occur or whether any Regulatory Approval is obtained, and except as otherwise expressly provided herein or therein, each Party shall pay all costs and expenses (including, but not limited to, legal and accounting fees and expenses) that it incurs with respect to the negotiation and execution of this Agreement and any other agreements to be executed pursuant hereto, and the performance of any covenants to be performed by such Party and satisfaction of any conditions to be satisfied by such Party which are contained herein or therein. Notwithstanding the foregoing, (i) pursuant to an agreement dated January 31, 1997 (the "IPPs' Special Counsel Fee Letter"), the Company shall pay certain fees and expenses of the IPPs' Special Counsel, (ii) pursuant to an agreement dated June 30, 1997 (the "IPPs' Local Regulatory Counsel Fee Letter"), the Company shall pay certain fees and expenses of the IPPs' Local Regulatory Counsel and (iii) the Company shall pay all fees and expenses of the Depositary with respect to the transactions contemplated by this Agreement. The provisions of this Section 14.9 shall survive the Consummation Date and any termination of this Agreement (either in its entirety or with respect to less than all of the IPPs).

         14.10. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other agreement or document to be executed or delivered pursuant hereto, the prevailing Party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such Party may be entitled.

         14.11. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any Party hereto, the Party or Parties entitled to the benefit of such covenants or agreements may, except as may otherwise be expressly provided in this Agreement, proceed to protect and enforce their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. Except as otherwise provided herein, the rights, powers and remedies of the Parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such Parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a Party hereunder shall preclude any other or further assertion or exercise thereof.

         14.12. Survival. Except as set forth in the representation letters to be delivered by the Parties pursuant to Sections 8.3(a) and 9.3(a), and except as may be set forth in any of the Contracts, the representations and warranties of the Company contained in Section 4, and the representations and warranties of each IPP contained in Section 5, shall not survive the Consummation Date, provided that any rights, obligations or liabilities existing pursuant to law (including, without limitation, pursuant to the Securities Act) shall survive until the expiration of any applicable statute of limitations. Without limiting the survival of any other provision of this Agreement which may expressly or by its terms survive the Consummation Date, the provisions of Sections 3.8, 6.4, 6.7(c), 8.8, 9.8, 11 and 14 of this Agreement shall survive the Consummation Date until fully performed.

         14.13. Several Obligations. The obligations of the IPPs contained in this Agreement are several and not joint. No IPP shall be responsible for the performance or failure on the part of any other IPP to perform its obligations contained in this Agreement.

         14.14. Confidentiality.

                  (a) Each Party agrees that it will not, at any time before or after the Consummation Date, divulge, disclose, use, publish or in any other manner reveal, directly or indirectly, by any means whatsoever, to any person, firm or corporation (i) any confidential or proprietary information of any other Party obtained by such Party from the other Party, whether orally or in writing, at any time, including prior to the date of this Agreement, during the course of or as a result of the negotiation, execution or performance of this Agreement, any other agreement, document or instrument relating hereto or any of the transactions contemplated hereby or thereby and known by such Party to be confidential or proprietary information or (ii) any of the terms or conditions of this Agreement, any other agreement, document or instrument relating hereto or any of the transactions contemplated hereby or thereby, or the progress, status or schedule of any discussions or negotiations relating hereto or thereto. In the event that any Party is requested or becomes legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any such confidential or proprietary information, such Party will provide the other Party with prompt written notice so that the other Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section, and such Party will cooperate with the other Party in any effort the other Party undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained, or that the other Party waives compliance with the provisions of this Section, such Party will furnish only that portion of the information which is legally required and will use Reasonable Best Efforts to obtain reliable assurance that confidential treatment will be accorded the information, provided, however, if such efforts involve any expense the other Party, if it has received prior notice thereof, will reimburse such Party for same. The provisions of this Section shall not preclude any Party from making a disclosure of any information if in the opinion of such Party's counsel such disclosure is required by the securities laws of the United States or the rules of the NYSE or any other securities exchange or market on which the securities of such Party (or its Affiliates) are quoted or traded, provided that such Party shall disclose only that portion of the information which is required to be disclosed and, to the extent practicable, the disclosing Party shall consult with the Party which provided such information in advance of making any such disclosure.

         (b) Notwithstanding the provisions of Section 14.14(a), no Party hereto or representative thereof shall be precluded from, and each Party agrees that it shall not assert any breach or violation of this Agreement with respect to or as a result of, the furnishing of any confidential or proprietary information to
(i) any consultant, advisor or other third party retained by any Party to prepare reports, studies, analyses or memoranda or (ii) any fuel supplier, transporter, lender, steam host or other third party, in each case in connection with such Party's efforts to obtain any IPP/Third Party Consent, NMPC/Third Party Consent or NMPC/Third Party Release. Each Party shall, prior to the disclosure of any information to any person pursuant to this Section 14.14(b), execute and cause such person to execute a Third Party Non-Disclosure Agreement substantially in the form annexed hereto as Exhibit 14.14.

         (c) Without limiting in any manner the foregoing provisions of this
Section 14.14, each IPP agrees with each other IPP that such IPP will only divulge, disclose, use or in any other manner reveal any confidential or proprietary information of any other IPP or Affiliate of any other IPP regarding this Agreement, any other agreement, document or instrument relating hereto, or the transactions contemplated hereby or thereby, which was or is obtained at any time, including prior to the date of this Agreement, during the course of or as a result of the negotiation, execution or performance of this Agreement, any other agreement, document or instrument relating hereto, or any of the transactions contemplated hereby or thereby (collectively, "Confidential IPP Information"), to its Affiliates and to those of its and its Affiliates' respective directors, officers, shareholders and partners (at any tier), and their respective employees, financial advisors, attorneys, accountants and consultants ("IPP Participants"), who need to know the Confidential IPP Information for purposes of participating in the transactions contemplated by this Agreement or any other agreement, document or instrument relating hereto, and who are informed by such IPP of the confidential nature of the Confidential IPP Information and who shall agree to be bound by and to act only in accordance with the terms and conditions of this Section 14.14(c). Notwithstanding the foregoing, in the event that any IPP's IPP Participant is a Conflicted Person (as hereinafter defined), such IPP shall (x) not permit such Conflicted Person to participate in the negotiation or performance of any agreement, document or instrument relating hereto or any of the transactions contemplated hereby or thereby, (y) segregate all files, work papers, reports, analyses, data or other documents based, in whole or in part, on any Confidential IPP Information and shall not allow any Conflicted Person to have access thereto, and (z) not communicate or exchange any Confidential IPP Information to or with any such Conflicted Person, except, with respect to each of (x), (y) and (z) above, to the extent necessary for such IPP to obtain its own IPP/Third Party Consents or IPP Approvals, if any, from such Conflicted Person. A "Conflicted Person" shall mean, collectively, any IPP Participant that is a financial institution, steam host, fuel supplier or fuel transporter and which is or has a material interest in a person (or Affiliate of such person) from whom any IPP is required to obtain an IPP/Third Party Consent or IPP Approval from such IPP Participant. Each IPP shall be responsible for any failure by such IPP's IPP Participant to comply with the terms of this Section 14.14(c).

         (d) The provisions of this Section 14.14 shall be inoperative as to any information which (i) is or becomes generally available to the public other than as a result of any breach of this Section by any person subject hereto or its representatives, (ii) becomes available to a person subject hereto on a nonconfidential basis from a source (other than any other person subject hereto or its representatives) which has represented to such person subject hereto that such source is entitled to disclose it or (iii) was known to such person subject hereto on a nonconfidential basis prior to its disclosure to such person subject hereto by any other person subject hereto or its representatives.

         (e) Each Party acknowledges that unauthorized disclosure of information may result in liability for judicial judgments including, but not limited to, monetary damages, and that any Party harmed by such disclosure is entitled to pursue any legal and equitable remedies in the event of an unauthorized disclosure. Each Party hereby waives any objections to the immediate issuance by a court of competent jurisdiction of injunctive or other equitable relief barring the further disclosure or use of any information in the event of an unauthorized disclosure.

         (f) The provisions of this Section 14.14 shall survive the Consummation Date and any termination of this Agreement (either in its entirety or with respect to less than all of the IPPs).

         14.15. No Prejudice. The Parties agree that this Agreement has been entered into in the context of litigation settlement negotiations. All evidentiary rules, whether federal or state, applicable to the rights and claims of the Parties, including but not limited to Rule 408 of the Federal Rules of Evidence, shall be applicable. The Parties agree and stipulate that this Agreement and any written or oral statement made in connection with this Agreement by a Party or its representatives were made in compromise negotiations, and if asserted to be evidence of (i) furnishing or offering or promising to furnish or (ii) accepting or offering or promising to accept, a valuable consideration in compromising or attempting to compromise a claim which was disputed as to either validity or amount, are not admissible to prove liability for or invalidity of such claims or their amounts.

                [SIGNATURES APPEAR ON FOLLOWING SIGNATURE PAGES]

                         MASTER RESTRUCTURING AGREEMENT
                                 SIGNATURE PAGES

         IN WITNESS WHEREOF, the parties hereto have entered into this Master Restructuring Agreement as of the date first above written.


Niagara Mohawk Power Corporation


By: /s/ William E. Davis
    --------------------------------------
Name: William E. Davis
Title: Chairman of the Board and
       Chief Executive Officer



American Ref-Fuel Company of Niagara, L.P.


By: /s/ Richard Oliver
   ---------------------------------------
Name:  Richard Oliver
Title: Vice President - Development



Onondaga Cogeneration Limited Partnership

By:      Geddes Cogeneration Corporation,
         Its General Partner


         By: /s/ David C. Brauer
            -------------------------------
         Name:  David C. Brauer
         Title: Vice President

                         MASTER RESTRUCTURING AGREEMENT
                                 SIGNATURE PAGES

Project Orange Associates, L.P.

By:      NCP Syracuse, Inc.,
         Its General Partner

         By:      NCP Energy, Inc.,
                  Its Attorney-in-Fact


         By: /s/ David C. Brauer
            -------------------------------
         Name:  David C. Brauer
         Title: Vice President



Fulton Cogeneration Associates, a
  New York limited partnership

By:      ANR Venture Fulton Company,
         Its Managing General Partner


         By: /s/ Mark P. Barry
            -------------------------------
         Name:  Mark P. Barry
         Title: Vice President



Cogen Energy Technology L.P.

By:      Cogen Energy Technology, Inc.,
         Its General Partner


         By: /s/ John E. Guinness
            -------------------------------
         Name:  John E. Guinness
         Title: President

                         MASTER RESTRUCTURING AGREEMENT
                                 SIGNATURE PAGES

Lyonsdale Energy Limited Partnership, a
  Delaware Limited Partnership

By:      Moose River Energy, Inc.,
         Its Managing General Partner


         By: /s/ Mr. Yojiro Okazaki
            -------------------------------
         Name:  Mr. Yojiro Okazaki
         Title: President



Encogen Four Partners, L.P.

By:      EDC Four Inc.,
         Its General Partner


         By: /s/ Melvin E. Wentz
            -------------------------------
         Name:  Melvin E. Wentz
         Title: President



NorCon Power Partners, L.P.

By:      Northern Consolidated Power, Inc.,
         Its General Partner


         By: /s/ J. Douglas Divine
            -------------------------------
         Name:  J. Douglas Divine
         Title: Vice President - Strategic Planning

                         MASTER RESTRUCTURING AGREEMENT
                                 SIGNATURE PAGES

Indeck-Ilion Limited Partnership

By:      Indeck Energy Services of Ilion, Inc.,
         Its General Partner


         By: /s/ Thomas M. Campone
            -------------------------------
         Name:  Thomas M. Campone
         Title: President



Indeck-Yerkes Limited Partnership

By:      Indeck Energy Services of Yerkes, Inc.,
         Its General Partner


         By: /s/ Thomas M. Campone
            -------------------------------
         Name:  Thomas M. Campone
         Title: President



Indeck-Olean Limited Partnership

By:      Indeck Energy Services of Oleon, Inc.,
         Its General Partner


         By: /s/ Thomas M. Campone
            -------------------------------
         Name:  Thomas M. Campone
         Title: President

                         MASTER RESTRUCTURING AGREEMENT
                                 SIGNATURE PAGES

Indeck-Oswego Limited Partnership

By:      Indeck Energy Services of Oswego, Inc.,
         Its General Partner


         By: /s/ Thomas M. Campone
            -------------------------------
         Name:  Thomas M. Campone
         Title: President



Black River Limited Partnership

By:      Jones Black River Services, Inc.,
         Its Managing General Partner


         By: /s/ William A. Garnett
            -------------------------------
         Name:  William A. Garnett
         Title: President



LG&E Westmoreland Rensselaer, a
  California general partnership

By:      LG&E Power 15 Incorporated,
         A General Partner


         By: /s/ George Basinger
            -------------------------------
         Name: George Basinger
         Title: President

                         MASTER RESTRUCTURING AGREEMENT
                                 SIGNATURE PAGES

By:      Westmoreland-Rensselaer, L.P.,
         A General Partner

         By:      WEI-Rensselaer, Inc.
                  A General Partner

                  By: /s/ Michael Lepchitz
                      --------------------------
                  Name: Michael Lepchitz
                  Title: President



Oxbow Power of North Tonawanda, New York, Inc.


By: /s/ Bernard H. Cherry
    ---------------------------
Name:  Bernard H. Cherry
Title: President



Salt City Energy Venture, L.P.

By:      Salt City Energy, LLC,
         Its General Partner


         By: /s/ Edward Barno
            ---------------------------
         Name:  Edward Barno
         Title: Member

                         MASTER RESTRUCTURING AGREEMENT
                                 SIGNATURE PAGES

AG-Energy, L.P.

By:      AG-Energy, Inc.,
         Its General Partner


         By: /s/ Steven D. Burton
            ---------------------------
         Name:  Steven D. Burton
         Title: Secretary\General Counsel



Seneca Power Partners, L.P.

By:      Seneca Power Corporation,
         Its General Partner


         By: /s/ Steven D. Burton
            ---------------------------
         Name:  Steven D. Burton
         Title: Secretary\General Counsel



Sterling Power Partners, L.P.

By:      Sterling Power, Ltd.,
         Its General Partner


         By: /s/ Steven D. Burton
            ---------------------------
         Name:  Steven D. Burton
         Title: Secretary\General Counsel

                         MASTER RESTRUCTURING AGREEMENT
                                 SIGNATURE PAGES

Power City Partners, L.P.

By:      Power City Generating, Inc.,
         Its General Partner


         By: /s/ Steven D. Burton
            ---------------------------
         Name:  Steven D. Burton
         Title: Secretary\General Counsel



P&N Partners, L.P.

By:      P&N Energy Systems, Inc.,
         Its General Partner


         By: /s/ Steven D. Burton
            ---------------------------
         Name:  Steven D. Burton
         Title: Secretary\General Counsel



Selkirk Cogen Partners, L.P.

By:      JMC Selkirk, Inc.,
         Managing General Partner


         By: /s/ George J. Grunbeck
            ---------------------------
         Name:  George J. Grunbeck
         Title: Vice President

                         MASTER RESTRUCTURING AGREEMENT
                                 SIGNATURE PAGES

East Syracuse Generating Company, L.P.


By: /s/ George J. Grunbeck
---------------------------
Name:  George J. Grunbeck
Title: Vice President



Kamine/Besicorp Carthage L.P.

By:      Kamine Carthage Cogen Co., Inc.,
         Its General Partner


         By: /s/ Harold N. Kamine
            ---------------------------
         Name:  Harold N. Kamine
         Title: President

By:      Beta Carthage, Inc.,
         Its General Partner


         By: /s/ Michael J. Daley
            ---------------------------
         Name:  Michael J. Daley
         Title: Vice President\Secretary\Treasurer

                         MASTER RESTRUCTURING AGREEMENT
                                 SIGNATURE PAGES

Kamine/Besicorp South Glens Falls L.P.

By:      Kamine South Glens Falls Cogen Co., Inc.,
         Its General Partner


         By: /s/ Harold N. Kamine
            ---------------------------
         Name:  Harold N. Kamine
         Title: President


By:      Beta South Glens Falls, Inc.,
         Its General Partner


         By: /s/ Michael J. Daley
            ---------------------------
         Name:  Michael J. Daley
         Title: Vice President\Secretary\Treasurer



Kamine/Besicorp Natural Dam L.P.

By:      Kamine Natural Dam Cogen Co., Inc.,
         Its General Partner


         By: /s/ Harold N. Kamine
            ---------------------------
         Name:  Harold N. Kamine
         Title: President


By:      Beta Natural Dam, Inc.,
         Its General Partner


         By: /s/ Michael J. Daley
            ---------------------------
         Name:  Michael J. Daley
         Title: Vice President\Secretary\Treasurer

                         MASTER RESTRUCTURING AGREEMENT
                                 SIGNATURE PAGES




Kamine/Besicorp Syracuse, L.P.

By:      Kamine Syracuse Cogen Co., Inc.,
         Its General Partner


         By: /s/ Harold N. Kamine
            ---------------------------
         Name:  Harold N. Kamine
         Title: President


By:      Beta Syracuse, Inc.,
         Its General Partner


         By: /s/ Michael J. Daley
            ---------------------------
         Name:  Michael J. Daley
         Title: Vice President\Secretary\Treasurer



Kamine/Besicorp Beaver Falls, L.P.

By:      Kamine Beaver Falls Cogen Co., Inc.,
         Its General Partner


         By: /s/ Harold N. Kamine
            ---------------------------
         Name:  Harold N. Kamine
         Title: President


By:      Beta Beaver Falls, Inc.,
         Its General Partner


         By: /s/ Michael J. Daley
            ---------------------------
         Name:  Michael J. Daley
         Title: Vice President\Secretary\Treasurer

                         MASTER RESTRUCTURING AGREEMENT
                                  SIGNATURE PAGES


United Development Group - Niagara, L.P.

By:      United Development Group - Niagara, Inc.,
         Its General Partner


         By: /s/ W. John Fair
            ---------------------------
         Name:  W. John Fair
         Title: President